As filed with the Securities and Exchange Commission on November 10, 2011
Registration No. 333- 177150

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
(AMENDMENT NO. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MGT CAPITAL INVESTMENTS, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

7372
(Primary Standard Industrial Classification Code Number)

13-4148725
(I.R.S. Employer Identification No.)

26/28 Hammersmith Grove
London W6 7BA United Kingdom
011-44-207-605-1151
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801
(302) 658-7581
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all correspondence to:
Gersten Savage LLP
Jay Kaplowitz, Esq.
John H. Riley, Esq.
David A. Latimer, Esq.
600 Lexington Avenue
New York, NY 10022-6018
Tel: (212) 752-9700 Fax: (212) 980-5192

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:     ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered		Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.001 per share	31,640,472	(3)	$0.025	$791,011.80	(2)	$90.65
Subscription Rights to purchase Common Stock, par value $0.001 per share	31,640,472		N/A	N/A		$0	(4)

(1)
This registration statement relates to (a) the subscription rights to purchase our common stock, par value $0.001 per share, and (b) shares of our common stock deliverable upon the exercise of the subscription rights.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Evidencing the rights to subscribe for 31,640,472 shares of common stock, par value $0.001 per share.
(4)	The rights are being issued for no consideration. Pursuant to Rule 457(g)(3) under the Securities Act of 1933, as amended, no separate registration fee is payable.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission (the “SEC” or “Commission”), acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be amended. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED NOVEMBER 10, 2011

PRELIMINARY PROSPECTUS
Up to
31,640,472 Shares of common stock Issuable Upon Exercise of Rights to Subscribe for Such Shares at $0.025 per Share

We are distributing, at no charge, to holders of our common stock non-transferable and non-tradable subscription rights to purchase up to 31,640,472 shares of our common stock. We refer to this offering as the “Rights Offering.” In this Rights Offering, you will receive one basic subscription privilege for every one share of common stock owned at 5:00 p.m., New York time, on November 21, 2011, the Record Date.

Each whole basic subscription privilege will entitle you to purchase 0.8 shares of our common stock at a subscription price of $0.025 per share (the “Subscription Price”), which we refer to as the “Basic Subscription Privilege.” The per share Subscription Price was determined by a committee of our board of directors after taking in consideration the factors described below under the “Determination Of Subscription Price” section beginning on page 18 of this Prospectus. We will not issue fractional shares of common stock in the Rights Offering, and holders will only be entitled to purchase a whole number of shares of common stock, rounded up to the nearest whole number a holder would otherwise be entitled to purchase.

If you fully exercise your Basic Subscription Privilege and other stockholders do not fully exercise their Basic Subscription Privileges, you may also exercise an “Over-Subscription Privilege” to purchase a portion of the unsubscribed shares at the same Subscription Price of $0.025 per share, subject to certain limitations as more fully described below.  To the extent you properly exercise your Over-Subscription Privilege for an amount of shares that exceeds the number of the unsubscribed shares available to you, any excess subscription payment received by the Subscription Agent will be returned promptly, without interest or penalty. If all of the rights are exercised, the total purchase price of the shares offered in the Rights Offering would be $791,011.80.  The net proceeds to the Company, after deducting offering expenses of $90,090.65, would be $700,921.15.

This is not an underwritten offering. The shares of common stock are being offered directly by us without the services of an underwriter or selling agent. We are not entering into any standby purchase agreement or similar agreement with respect to the purchase of any shares of our common stock not subscribed for through the Basic Subscription Privilege or the Over-Subscription Privilege. Therefore, there is no certainty that any shares will be purchased pursuant to the Rights Offering and there is no minimum purchase requirement as a condition to accepting subscriptions.

The subscription rights will expire void and worthless if they are not exercised by 5:00 p.m., New York time, on December 23, 2011 unless we extend the Rights Offering period. Our board of directors reserves the right to change the Subscription Price prior to the effective date of this Prospectus or to terminate the Rights Offering at any time, for any reason. If the Rights Offering is terminated, all subscription payments received by the Subscription Agent will be returned promptly.

Shares of our common stock are, and we expect that the shares of common stock to be issued in the Rights Offering will be, quoted on the NYSE Amex under the symbol “MGT.BC”.  On November 9, 2011, the closing trade price of our common stock was $0.054 per share, as reported by the NYSE Amex. We urge you to obtain a current market price for the shares of our common stock before making any determination with respect to the exercise of your rights.

Exercising the rights and investing in our common stock involves a high degree of risk.  We urge you to read carefully this Prospectus, and the “Risk Factors” section beginning on page 11 of this Prospectus, the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and all other information included or incorporated herein by reference in this Prospectus in its entirety before you decide whether to exercise your rights.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _________, 2011

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this Prospectus. We encourage you to read the entire Prospectus.

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this Prospectus.  We have not authorized anyone to provide you with additional or different information.  If anyone provides you with additional, different or inconsistent information, you should not rely on it.  We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information in this Prospectus is accurate only as of the date on the front cover of this Prospectus, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this Prospectus or any exercise of the subscription rights.  Our business, financial condition, results of operations and prospects may have changed since such dates.

i

QUESTIONS AND ANSWERS RELATED TO THE RIGHTS OFFERING

The following are examples of what we anticipate may be common questions about the Rights Offering. The answers are based mostly on selected information from this Prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This Prospectus contains more detailed descriptions of the terms and conditions of the Rights Offering and provides additional information about us and our business, including potential risks relating to the Rights Offering, our business, and our shares of common stock.

Exercising the rights and investing in our securities involves a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page 11 of this Prospectus and all other information included or incorporated by reference in this Prospectus in its entirety before you decide whether to exercise your rights.

Q: What is a Rights Offering?

A: A Rights Offering is a distribution of subscription rights on a pro rata basis to all stockholders of a company to buy a proportional number of additional securities at a given price. We are distributing to holders of our common stock as of 5:00 p.m., New York time, on November 21, 2011 the “Record Date,” at no charge, non-transferable and non-tradable subscription rights to purchase shares of our common stock. You will receive one basic subscription privilege for every share of our common stock you owned as of 5:00 p.m., New York time, on the Record Date. Each basic subscription privilege carries with it a basic subscription privilege and an oversubscription privilege (see below). The subscription rights will be evidenced by subscription rights certificates which may be physical certificates and/or electronic instruments issued through the facilities of the Depository Trust Company (the “DTC”).

Q: Why are we engaging in a Rights Offering and how will we use the proceeds from the Rights Offering?

A: The purpose of this Rights Offering is to raise equity capital in a cost-effective manner that allows all stockholders to participate and maintain their proportional ownership interest in the Company. The net proceeds from the Rights Offering will be used for general corporate purposes, including, but not limited to, the purchase of some or all the outstanding shares of Medicsight, the Company’s majority owned subsidiary.

Q: What will be the proceeds of the Rights Offering?

A: If we sell all the shares being offered, we will receive gross proceeds of $791,011.80. We are offering shares in the Rights Offering with no minimum purchase requirement and no standby commitment. As a result, there is no assurance we will be able to sell all or any of the shares being offered, and it is not likely that all of our stockholders will participate in the Rights Offering. We reserve the right to limit the exercise of rights by certain stockholders in order to protect against an unexpected “ownership change” for federal income tax purposes. This may affect our ability to receive gross proceeds of up to $791,011.80 in the Rights Offering.

Q: What is the basic subscription privilege?

A: A basic subscription privilege evidences a right to purchase 0.8 share of our common stock at a Subscription Price of $0.025 per share for each share of common stock owned on the Record Date. A holder may exercise any number of his/her/its rights. For example, if you own 1,000 shares of our common stock on the Record Date, then you will have the right to purchase between 1 to 800 shares of our common stock at an aggregate price of $0.025 to $20, respectively. We will not issue fractional shares of common stock in the Rights Offering, and holders will only be entitled to purchase a whole number of shares of common stock, rounded up to the nearest whole number a holder would otherwise be entitled to purchase.

If you are a beneficial owner that holds your shares of common stock through a broker, dealer, bank, trustee, depository or other nominee who uses the services of the Depository Trust Company (“DTC” and each, a “Nominee”), then DTC will credit the account of the Nominee with one (1) right for every one (1) share of common stock you own on the Record Date. Shares of common stock held through a Nominee are referred to as shares which are held in “street name”.

Q: What is the oversubscription privilege?

A: We do not expect that all of our stockholders will exercise all of their basic subscription privilege. If you fully exercise your basic subscription privilege, the oversubscription privilege entitles you to subscribe on a pro rata basis for additional shares of our common stock unclaimed by other holders of rights in this offering at the same subscription price per share. “Pro rata” means in proportion to the aggregate number of shares of our common stock that all subscription rights holders who have requested to purchase pursuant to their respective oversubscription privileges. For example, if X shareholder subscribes for 20 shares and Y shareholder subscribes for 30 shares pursuant to their oversubscription privileges, and there are only 30 shares available for oversubscription, X would receive the right to purchase 20/50 of the 30 shares available for oversubscription and Y would receive the right to purchase 30/50 of the 30 shares available for oversubscription. Payments in respect of the oversubscription privilege are due at the time payment is made for the basic subscription privilege. Any excess Subscription Price payments will be returned, without interest or deduction, promptly after the expiration date of the Rights Offering.

We will not issue fractional shares of common stock in the Rights Offering, and holders will only be entitled to purchase a whole number of shares of common stock, rounded up to the nearest whole number a holder would otherwise be entitled to purchase.

Q: Who will receive subscription rights?

A: Holders of our common stock will receive one non-transferable basic subscription privilege for each share of common stock owned as of 5:00pm New York City time on November 21, 2011, the Record Date.

Q: Am I required to subscribe in the Rights Offering?

A: No. You may exercise any number of your subscription rights, or you may choose not to exercise subscription rights at all.

Q: What happens if I choose not to exercise my subscription rights?

A: If you choose not to exercise your subscription rights you will retain your current number of shares of common stock of the Company. However, the percentage of the common stock of the Company that you own will decrease and your voting rights and other rights will be diluted if and to the extent that other stockholders exercise their subscription rights. For more information see “DILUTION” beginning on page 18 of this Prospectus.

Q: May I transfer or trade my subscription rights if I do not want to purchase any shares?

A: No. The rights are non-transferrable. Should you choose not to exercise your rights, you may not sell, give away or otherwise transfer your rights. However, rights will be transferable to affiliates of the recipient and by operation of law, for example, upon the death of the recipient. The rights are also non-tradable. There will be no “trading day” on the Amex (or any other stock market) for the subscription rights.

Q: How do I exercise my subscription rights?

A: As soon as practicable after the Record Date we will send a subscription rights certificate to each holder of our shares of common stock that on the Record Date is registered in our stockholder register maintained by VStock Transfer, LLC, the transfer agent of our shares of common stock, which is also acting as the Subscription Agent for the Rights Offering (the “Subscription Agent”). The subscription rights certificate will evidence the number of rights issued to each holder and will be accompanied by a copy of this Prospectus.

If you are a registered stockholder, you may exercise your subscription rights by properly completing and executing your subscription rights certificate and delivering it, together with the full Subscription Price for each share of common stock you subscribe for, to the Subscription Agent on or prior to the expiration date.

If you choose to exercise your oversubscription privilege, as well as your basic subscription privilege, you must: (a) indicate that on the back side of your subscription rights certificate; and (b) make payment in respect of the oversubscription privilege at the same time payment is made for the basic subscription privilege.

If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you cannot deliver your subscription rights certificate to the Subscription Agent on time, you may follow the guaranteed delivery procedures described under “The Rights Offering - Guaranteed Delivery Procedures” beginning on page 24 of this Prospectus.

If you are a beneficial owner of our shares of common stock and hold them through a Nominee rather than in your own name, we will ask such Nominee to notify you of the Rights Offering. To indicate your decision, you should complete and return to your Nominee the form entitled “Beneficial Owner Election Form” sufficiently in advance of the expiration of the subscription period in order to ensure timely delivery of a subscription rights certificate reflecting your exercise. See also “The Rights Offering- Subscription by Beneficial Owners” beginning on page 22.

Q: To whom should I send my forms and payment?

A: If your shares are held in the name of a Nominee, then you should send your subscription documents, subscription rights certificate and payment to that record holder. If you are the record holder, then you should send your subscription documents, subscription rights certificate and payment by hand delivery, first class mail or courier service to VStock Transfer, LLC, the Subscription Agent. The address for delivery to the Subscription Agent is as follows:

If delivering by Hand/Mail/Overnight Courier:
VStock Transfer, LLC
77 Spruce Street, Suite 201
Cedarhurst, NY 11598
+1 (212) 828-8436

Your delivery other than in the manner or to the address listed above will not constitute valid delivery.

Q: After I exercise my rights, can I change my mind and cancel my purchase?

A: No. Once you exercise and send in your subscription rights certificate and payment you cannot revoke the exercise of your subscription rights, even if you later learn information about the Company that you consider to be unfavorable and even if the market price of our shares of common stock falls below the $0.025 per share Subscription Price. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a price of $0.025 per share. See “The Rights Offering—No Revocation or Change.”

Q: Are there any conditions to my right to exercise my subscription rights?

A: Yes. The Rights Offering is subject to certain limited conditions. Please see “The Rights Offering—Conditions to the Rights Offering.”

Q: If I exercise my subscription rights, when will I receive the shares of common stock that I purchased in the Rights Offering?

A: We will deliver certificates representing the shares of our common stock purchased in the Rights Offering as soon as practicable after the expiration of the Rights Offering and after all pro rata allocations and adjustments have been completed. Beneficial owners of our shares of common stock whose shares are held by their Nominee, rather than in their own name, will have any shares of common stock acquired in the Rights Offering credited to the account of such Nominee on such date. We will not be able to calculate the number of shares to be issued to each exercising holder until 5:00 p.m., New York City time, on the third business day after the expiration date of the Rights Offering, which is the latest time by which subscription rights certificates may be delivered to the Subscription Agent under the guaranteed delivery procedures described under “The Rights Offering—Guaranteed Delivery Procedures” section of this Prospectus.

Q: Will the shares that I receive upon exercise of my rights be tradable on the Amex?

A: Our shares of common stock are listed on the Amex under the symbol “MGT”. The underlying shares to be issued in the Rights Offering will also be listed for trading on the Amex. Such underlying shares issued to “Affiliates” of the Company will bear an appropriate restricted legend.

Q: Will I be charged a sales commission or a fee if I exercise my subscription rights?

A: We will not charge a brokerage commission to rights holders for exercising their subscription rights. However, the transfer agent may charge processing and mailing fees, and if you exercise your subscription rights through a broker, dealer or nominee, you will be responsible for any fees charged by your Nominee.

Q: What are the material United States Federal income tax consequences of exercising my subscription rights?

A: A holder should not recognize income or loss for United States Federal income tax purposes in connection with the receipt or exercise of subscription rights in the Rights Offering. For a detailed discussion, see the “Material United States Federal Income Tax Consequences” section of this Prospectus. You should consult your tax advisor as to the particular consequences to you of the Rights Offering.

Q: Is exercising my subscription rights risky?

A: The exercise of your subscription rights involves significant risks. Exercising your rights means buying additional shares of our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the “Risk Factors” section of this Prospectus and all other information included in this Prospectus before deciding to exercise your subscription rights.

Q: Has the board of directors made a recommendation regarding the Rights Offering?

A: Neither we, nor our board of directors, Subscription Agent, or our Information Agent is making any recommendation as to whether or not you should exercise your subscription rights. You are urged to make your decision based on your own assessment of our business and the Rights Offering, after considering all of the information herein, including the “Risk Factors” section of this document.

Q: May the Officers, Directors and Significant Stockholders of the Company participate in the Rights Offering?

A: Our officers, directors and greater than 5% beneficial stockholders may participate in the Rights Offering, but none of them are obligated to so participate. Such shares issued to “Affiliates” of the Company will be issued with the appropriate restrictive legends and will be subject to the “short swing profit” provisions of Section 16 the Securities and Exchange Act of 1934, as amended.  None of the foregoing persons has indicated that he will exercise his rights.

Q: Does the Company need to achieve a certain participation level in order to complete the Rights Offering?

A: No. We may choose to consummate the Rights Offering regardless of the number of shares actually purchased.

Q: When will the Rights Offering expire?

A: The subscription rights will expire and will have no value, if not exercised prior thereto, at 5:00 p.m., New York City time, on December 23, 2011, unless we decide to extend the Rights Offering expiration date until some later time. See “The Rights Offering—Expiration of the Rights Offering and Extensions, Amendments and Termination” beginning on page 21 of this Prospectus. The Subscription Agent must actually receive all required documents and payments before the expiration date.

If you hold your shares through a Nominee, you will be required to comply with the procedural requirements of such Nominee, including the procedures relating to the last time by which you may be required to provide notice of your intention to exercise your rights. For further information see “The Rights Offering-Subscription by Beneficial Owners” beginning on page 22 of this Prospectus.

If you do not timely exercise your rights in accordance with the procedures applicable to you, your ability to exercise the rights and purchase the shares of common stock will expire and you will lose your rights under the Rights Offering.

Q: How many shares will be outstanding after the Rights Offering?

A: The number of shares of common stock that will be outstanding after the Rights Offering will depend on the number of shares that are purchased in the Rights Offering. If we sell all of the shares being offered, then we will issue 31,640,472 shares of common stock. In that case, we will have 71,191,062 shares of common stock outstanding after the Rights Offering. This would represent an increase of approximately 80% in the number of outstanding shares of common stock. There is no assurance that all of the subscription rights will be exercised.

Q. How will this Rights Offering affect the price of our shares on the Amex?

A. You should not assume or expect that after the completion of the Rights Offering our shares of common stock will trade at or above the Subscription Price in any given time period. The market price of our shares of common stock may decline during or after the Rights Offering, and you may not be able to sell the shares purchased in the Rights Offering at a price equal to or higher than the Subscription Price.

Q: How was the $0.025 per share Subscription Price established?

A: A Special Committee of our board of directors determined that the Subscription Price should be designed to, among other things, provide an incentive to our current stockholders to exercise their rights. Other factors considered in setting the Subscription Price included the amount of proceeds desired, our need for equity capital, alternatives available to us for raising equity capital, the historic and current market price and liquidity of our common stock, the pricing of similar transactions, the historic volatility of the market price of our common stock, the historic trading volume of our common stock, our business prospects, our recent and anticipated operating results and general conditions in the securities market. The Subscription Price does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition, or any other established criteria for valuing the Company. You should not consider the Subscription Price as an indication of the value of the Company or our common stock.

Q: Can the board of directors cancel, terminate, amend, or extend the Rights Offering?

A: Yes. We have the option to extend the Rights Offering and the period for exercising your subscription rights, although we do not presently intend to do so. Our board of directors may cancel the Rights Offering at any time for any reason. If the Rights Offering is cancelled, all subscription payments received by the Subscription Agent will be returned promptly, without interest or penalty. Our board of directors reserves the right to amend or modify the terms of the Rights Offering at any time, for any reason.  See “The Rights Offering—Expiration of the Rights Offering and Extensions, Amendments and Termination.”

Q: What if I have other questions?

A: If you have other questions about the Rights Offering, please contact our information agent, Alliance Advisors, L.L.C., by telephone at +1 877-777-8211 (U.S. or Canada Toll Free) or +1 973-873-7779 (Worldwide Collect).

 FOR A MORE COMPLETE DESCRIPTION OF THE RIGHTS OFFERING, SEE “THE RIGHTS OFFERING” BEGINNING ON PAGE 20.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties.  No forward-looking statement can be guaranteed, and actual results may vary materially from those anticipated in any forward-looking statement. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 11, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the section entitled Description of Business beginning on page 32, and as well as those discussed elsewhere in this Prospectus.

The aforementioned factors do not represent an all-inclusive list. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this Prospectus. In particular, this Prospectus sets forth important factors that could cause actual results to differ materially from our forward-looking statements. These and other factors, including general economic factors, business strategies, the state of capital markets, regulatory conditions, and other factors not currently known to us, may be significant, now or in the future, and the factors set forth in this Prospectus may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this Prospectus and in other documents that we have filed with the Securities and Exchange Commission including Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K.

These forward-looking statements speak only as of the date of this Prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

The Company’s main operating currency is UK sterling (£).

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information elsewhere in this Prospectus, including our consolidated financial statements and the notes to those consolidated financial statements and the section entitled “Risk Factors, regarding us and the shares of common stock being offered for sale by means of this Prospectus.

Unless the context indicates or requires otherwise,  (i) the term “MGT” refers to MGT Capital Investments, Inc., a holding company, and its wholly owned subsidiaries-MGT Capital Investments (UK) Limited, MGT Capital Investments Limited and MGT Investments (Gibraltar) Limited; (ii) the term “Medicsight” refers to Medicsight Ltd. a majority owned subsidiary and its wholly owned subsidiaries; and (iii) the terms “we,” “our,” “ours,” “us”,  the “Company” and the “Group” refer collectively to MGT Capital Investments, Inc. and its subsidiaries.

DESCRIPTION OF THE COMPANY AND BUSINESS

MGT is a holding company.  We hold a controlling interest in Medicsight consisting of 83.75 million shares (53.85%) of the 155.5 million issued share capital of Medicsight. We also have wholly owned subsidiaries MGT Capital Investments (UK) Limited, MGT Capital Investments Limited and MGT Investments (Gibraltar) Limited.

Medicsight and its wholly owned subsidiaries is a medical technology company focusing on medical imaging software development and medical hardware devices. Medicsight was listed on the AIM Market of the London Stock Exchange (Ticker symbol “MDST”) until September 22, 2011 and develops and commercializes enterprise-wide Computer-Aided Detection (“CAD”) applications which analyze Computer Tomography (“CT”) scans to assist radiologists in the early detection and measurement of colorectal polyps and lung lesions.  The Company has also developed an automated carbon dioxide (CO2) insufflation device (MedicCO2LON) which it commercializes through a global distributor. Medicsight currently has limited revenue.

In November 2008 Medicsight submitted the ColonCAD™ 510(k) application to the Food and Drug Administration (“FDA”) for clearance in the United States of America (“USA”). After review by the FDA, which included several additional submissions by Medicsight and informal meetings with representatives, we were informed in May 2011 that the Medicsight ColonCAD™ application protocol interface (“API”) had received clearance from the FDA.

MGT was originally incorporated as a Utah corporation in 1977 and was re-incorporated in Delaware in 2000.  In January 2007 the Company changed its name from Medicsight Inc. to MGT Capital Investments, Inc.

Our principal executive office is located at 26/28 Hammersmith Grove London W6 7BA, United Kingdom, telephone 011-44-207-605-1151, facsimile 011-44-207-605-1171.

Summary of the Offering

The following summary describes the principal terms of the Rights Offering, but is not intended to be complete. See the information in the section entitled “The Rights Offering” in this Prospectus for a more detailed description of the terms and conditions of the Rights Offering.

Rights Granted
We will distribute to each stockholder of record on November 21, 2011, at no charge, one non-transferable and non-tradable basic subscription privilege for each share of our common stock then owned. The rights will be evidenced by subscription rights certificates. If and to the extent that our stockholders exercise their right to purchase our shares of common stock we will issue up to 31,640,472 shares and receive gross proceeds of up to $791,011.80 in cash in the Rights Offering.

Basic Subscription Privilege
Each basic subscription privilege will entitle the holder to purchase 0.8 shares of our common stock for $0.025 per share, the Subscription Price, which shall be paid in cash. We will not issue fractional shares, but rather will round up the aggregate number of shares you are entitled to receive to the nearest whole number.

Oversubscription Privilege
We do not expect that all of our stockholders will exercise all of their basic subscription privileges. If you fully exercise your basic subscription privilege, the oversubscription privilege entitles you to subscribe on a pro-rata basis for additional shares of our common stock unclaimed by other holders of rights in this offering at the same Subscription Price per share. “Pro rata” means in proportion to the aggregate number of shares of our common stock that all subscription rights holders who have requested to purchase pursuant to their respective oversubscription privileges. The Subscription Agent will return any excess payments by mail without interest or deduction promptly after the expiration of the subscription period

Subscription Price	$0.025 per share, which shall be paid in immediately available funds.

Record Date	5:00 p.m., New York City time on November 21, 2011

Commencement Date of Subscription Period	5:00 p.m., New York City time on November 29, 2011

Expiration Date of Subscription Period
5:00 p.m., New York City time, on December 23, 2011, subject to extension or earlier termination. Subject to the foregoing, any rights not exercised at or before December 23, 2011 will have no value and expire without any payment to the holders for those unexercised rights.

Non-Transferability of Rights	The subscription rights are not transferable, other than to affiliates of the recipient or by operation of law.

Non-Tradability of Rights	The subscription rights are not tradable. There will be no “trading day” on the Amex or any other stock market for the subscription rights

Amendment, Extension and Termination
We may extend the expiration date at any time after the Record Date. We may amend or modify the terms of the Rights Offering. We also reserve the right to terminate the Rights Offering at any time prior to the expiration date for any reason, in which event all funds received in connection with the Rights Offering will be returned without interest or deduction to those persons who exercised their subscription rights.

Fractional Shares	We will not issue fractional shares, but rather will round up the aggregate number of shares you are entitled to receive to the nearest whole number.

Procedure for Exercising Rights by Record Holders
You may exercise your subscription rights by properly completing and executing your subscription rights certificate and delivering it, together with the Subscription Price for each share of common stock for which you subscribe, to the Subscription Agent on or prior to the expiration date.

If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you cannot deliver your subscription rights certificate to the Subscription Agent on time, you may follow the guaranteed delivery procedures described under “The Rights Offering — Guaranteed Delivery Procedures” beginning on page 24.

Procedure for Exercising Rights by Beneficial Holders
If you are a beneficial owner who holds our shares of common stock in street name through a Nominee, we will ask your Nominee to notify you of the Rights Offering. If you wish to exercise your rights, you will need to have your Nominee act for you. To indicate your decision, you should complete and return to your Nominee the form entitled “Beneficial Owners Election Form”. You should receive this form from your Nominee with the other Rights Offering materials. You should contact your Nominee if you believe you are entitled to participate in the Rights Offering but you have not received this form. For more information see “The Rights Offering - Subscription by Beneficial Owners” beginning on page 22 of this Prospectus.

No Revocation
Once you submit the form of subscription rights certificate to exercise any subscription rights, you may not revoke or change your exercise or request a refund of monies paid. All exercises of rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable.

Payment Adjustments
If you send a payment that is insufficient to purchase the number of shares requested, or if the number of shares requested is not specified in the subscription rights certificate, the payment received will be applied to exercise your subscription rights to the extent of the payment. If the payment exceeds the amount necessary for the full exercise of your subscription rights, including any oversubscription privileges exercised and permitted, the excess will be returned to you as soon as practicable in cash. You will not receive interest or a deduction on any payments refunded to you under the Rights Offering.

Dilution & Certain Anti-Dilution Rights and Adjustments
If you choose not to exercise your subscription rights you can still retain your current number of shares of common stock, however, the percentage of the shares of common stock that you own will decrease and your voting rights and other rights will be diluted if and to the extent that other stockholders exercise their subscription rights.

For more information see “DILUTION” beginning on page 18 of this Prospectus.

Material United States Federal Income Tax Consequences
A holder will not recognize income or loss for United States Federal income tax purposes in connection with the receipt or exercise of subscription rights in the Rights Offering. For a detailed discussion, see “Material United States Federal Income Tax Consequences” beginning on page 28. You should consult your tax advisor as to the particular consequences to you of the Rights Offering.

Issuance of our common stock	We will issue certificates representing shares purchased in the Rights Offering as soon as practicable after the expiration of the Rights Offering.

Conditions	See “The Rights Offering—Conditions to the Rights Offering.”

No Recommendation to Rights Holders
An investment in shares of our common stock must be made according to your evaluation of our business and the Rights Offering and after considering all of the information herein, including the “Risk Factors” section of this Prospectus. Neither we nor our Board of Directors, Subscription Agent or Information Agent are making any recommendation regarding whether you should exercise your subscription rights.

Use of Proceeds
The proceeds from the Rights Offering will be used for general corporate purposes, including, but not limited to, the purchase of some or  all the outstanding shares of Medicsight, the Company’s majority owned subsidiary.  In the event that we do not obtain all or a portion of the maximum proceeds from this Rights Offering, we will need to obtain additional financing. If we are unable to raise funds to satisfy our capital needs on a timely basis, we may be required to cease operations.

Subscription Agent
VStock Transfer, LLC. The Subscription Agent's main role is to send this Prospectus and the ancillary offering documents to our stockholders who are eligible to participate in the Rights Offering and to collect all of the completed subscription rights certificates and related payments from such stockholders.

Information Agent	Alliance Advisors, L.L.C. The Information Agent's main role is to answer any stockholders questions and provide further information about the Rights Offering.

NYSE Amex trading symbol
Shares of our common stock are currently listed for quotation on the NYSE Amex exchange under the symbol “MGT.BC”, and any shares issued to you in connection with the rights offering will be eligible for trading on the NYSE Amex exchange

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the specific risks described below, the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and any risks described in our other filings with the Securities and Exchange Commission, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) before making an investment decision. See the section of this Prospectus entitled “Where You Can Find More Information.” Any of the risks we describe below or in the information incorporated herein by reference could cause our business, financial condition, results of operations or future prospects to be materially adversely affected. Our business strategy involves significant risks and could result in operating losses. The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, results of operations or future prospects. Some of the statements in this section of this Prospectus are forward-looking statements. For more information about forward-looking statements, please see the section of this Prospectus entitled “Cautionary Note Regarding Forward-Looking Statements.”

We cannot assure you that the Company will be successful in commercializing any of the Company’s products, or if any of the products are commercialized, that they will be profitable for the Company. The Company has only had a limited operating history and has just commenced generating revenue from operations upon which an evaluation of its prospects can be made.  The Company’s prospects must be considered keeping in mind the risks, expenses and difficulties frequently encountered in the establishment of a new business in a constantly changing industry.  There can be no assurance that the Company will be able to achieve profitable operations in the foreseeable future if at all. The Company has identified a number of specific risk areas that may affect the Company’s operations and results in the future; these statements, like all statements in this Prospectus, speak only as of the date of this report (unless another date is indicated), and we undertake no obligation to update or revise the statements in light of future developments.:

Risks Related to the Rights Offering

IF YOU DO NOT EXERCISE YOUR SUBSCRIPTION RIGHTS, YOUR OWNERSHIP INTEREST WILL BE DILUTED UPON THE COMPLETION OF THE RIGHTS OFFERING.

The Rights Offering will result in the Company having more shares of its common stock issued and outstanding.  To the extent that you do not exercise your rights under the Rights Offering and the Company’s shares being offered pursuant thereto are purchased by other stockholders, your proportionate ownership and voting interest in the Company will be reduced.  As such, the percentage that your original shares represent of our outstanding common stock after the Rights Offering will be diluted.

THE PRICE OF OUR COMMON STOCK IS VOLATILE AND MAY DECLINE EITHER BEFORE OR AFTER THE RIGHTS OFFERING EXPIRES.

The market price of our common stock is subject to fluctuations in response to numerous factors, including factors that have little or nothing to do with us or our performance as a company.  These fluctuations could materially reduce our stock price and include, among other things:

•	actual or anticipated variations in our operating results and cash flow;

•	the nature and content of our earnings releases, and our competitors’ and customers’ earnings releases;

•	changes in financial estimates by securities analysts;

•	business conditions in our markets, the general state of the securities markets and the market for common stock in companies similar to ours;

•	the number of shares of our common stock outstanding;

•	changes in capital markets that affect the perceived availability of capital to companies in our industries;

•	governmental legislation or regulation;

•	currency and exchange rate fluctuations; and

•	general economic and market conditions.

In addition, the stock market historically has experienced significant price and volume fluctuations which, at times, are unrelated to the operating performance of any particular company.  We do not have control over these fluctuations, which may occur irrespective of our operating results or performance and may cause a decline in the market price of our common stock.

THE SUBSCRIPTION PRICE DETERMINED FOR THE RIGHTS OFFERING IS NOT NECESSARILY AN INDICATION OF THE FAIR VALUE OF OUR COMMON STOCK.

The Subscription Price for the shares of our common stock pursuant to the Rights Offering is $0.025 per share of our common stock. The Subscription Price was determined by members of a special committee of our board of directors and represents a discount to the market price of a share of common stock on the date that the Subscription Price was determined. Factors considered by the special committee included the market price of the common stock before the announcement of the Rights Offering, the business prospects of our Company and the general condition of the securities market.  No assurance can be given that the market price for our common stock during the Rights Offering will continue to be above or even equal to the Subscription Price or that a subscribing owner of rights will be able to sell the shares of common stock purchased in the Rights Offering at a price equal to or greater than the Subscription Price.

ONCE YOU AGREE TO SUBSCRIBE TO OUR SHARES PURSUANT TO THE RIGHTS OFFERING, YOU ARE COMMITTED TO BUYING SHARES OF OUR COMMON STOCK AT A PRICE WHICH MAY BE ABOVE THE PREVAILING MARKET PRICE.

Once you exercise your subscription rights, you may not revoke the exercise of such rights. The trading price of our common stock may decline before the Rights Offering is concluded or before the subscription rights expire. If you exercise your subscription rights and, thereafter, the trading price of our common stock decreases below the Subscription Price, you will have committed to buying shares of our common stock at a price above the prevailing market price, in which case you will have an immediate, unrealized loss.  No assurance can be given that following the exercise of your subscription rights, you will be able to sell your shares of common stock at a price equal to or greater than the Subscription Price paid for such shares.  As such, you may lose all or part of your investment in our common stock. Further, until the certificate representing the shares purchased under the Rights Offering is delivered to you, you will not be able to sell such shares of our common stock.

IF YOU DO NOT ACT PROMPTLY AND FOLLOW THE SUBSCRIPTION INSTRUCTIONS, YOUR EXERCISE OF SUBSCRIPTION RIGHTS MAY BE REJECTED.

Stockholders who desire to purchase shares in the Rights Offering must act promptly to ensure that all required forms and payments are actually received by the Subscription Agent before 5:00 p.m., New York time, on December 23, 2011, the expiration date of the Rights Offering, unless extended by us, in our sole discretion. If you are a beneficial owner of shares, but not a record holder, you must act promptly to ensure that your broker, bank, or other nominee acts for you and that all required forms and payments are actually received by the Subscription Agent before the expiration date of the Rights Offering. We will not be responsible if your broker, custodian, or nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent before the expiration date of the Rights Offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures of the Rights Offering, the Subscription Agent may reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

SIGNIFICANT SALES OF OUR COMMON STOCK, OR THE PERCEPTION THAT SIGNIFICANT SALES THEREOF MAY OCCUR IN THE FUTURE COULD ADVERSELY AFFECT THE MARKET PRICE FOR OUR COMMON STOCK.

The sale of substantial amounts of our common stock could adversely affect the price of these securities. Sales of substantial amounts of our common stock in the public market, and the availability of shares for future sale could adversely affect the prevailing market price of our common stock and could cause the market price of our common stock to remain low for a substantial amount of time.

WE MAY CANCEL THE RIGHTS OFFERING AT ANY TIME IN WHICH EVENT OUR ONLY OBLIGATION WOULD BE TO RETURN YOUR EXERCISE PAYMENTS.

We may, in our sole discretion, decide not to continue with the Rights Offering or to cancel the same, in which case our only obligation would be to return to you, without interest or penalty, all subscription payments received by the Subscription Agent.

Risks Related to the Effect of a Reverse Stock Split of Our Common Stock Followed by a Forward Stock Split of Our Common Stock

DUE TO THE PENDING REVERSE STOCK SPLIT AND FORWARD STOCK SPLIT IT MAY NOT BE ADVISABLE TO PARTICIPATE IN THE RIGHTS OFFERING

The Company’s board of directors has recommended that the following proposal be considered by the Company’s stockholders at the annual meeting of stockholders tentatively scheduled to be held in February 2012: “to consider and act upon a proposal to give the board the authority, at its discretion, to effect a reverse split of the Company’s common stock, at an exchange ratio of not less than 1-for-200 shares of the Company’s outstanding common stock, and not more than 1-for-1,000 shares of the Company’s outstanding common stock with the exact exchange ratio to be determined by the board, immediately followed by a forward split of the Company’s outstanding common stock, at an exchange ratio ranging between 10-for-1 shares of the Company’s outstanding common stock, and 30-for-1 shares of the Company’s outstanding common stock, with the exact exchange ratio to be determined by the board, by filing at any time prior to December 31, 2012 a Certificate of Amendment to the Company’s Certificate of Incorporation.”

Assuming the Company’s stockholders approve and the board subsequently decides to effect a 1-for-1,000 reverse stock split followed by a 10-for-1 forward stock split (resulting in a 1 for 100 reverse/forward stock split) it might not be advisable for be advisable for you to participate in the Rights Offering unless you plan to maintain share ownership of at least 1,000 shares of the Company’s common stock.

Risks Related to Our Common Stock

ADDITIONAL ISSUANCES OF OUR SECURITIES WILL DILUTE YOUR STOCK OWNERSHIP AND COULD AFFECT OUR STOCK PRICE.

As of November 9, 2011, there were 39,550,590 shares of our common stock issued and outstanding. Our Certificate of Incorporation authorizes the issuance of an aggregate of 75,000,000 shares of common stock The market price of our common stock could fall in response to the sale or issuance of a large number of shares, or the perception that sales of a large number of shares could occur.

OUR STOCK PRICE AND TRADING VOLUME MAY BE VOLATILE, WHICH COULD RESULT IN LOSSES FOR OUR STOCKHOLDERS.

The equity markets may experience periods of volatility, which could result in highly variable and unpredictable pricing of equity securities. The market price of our common stock could change in ways that may or may not be related to our business, our industry or our operating performance and financial condition and could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock.  We cannot predict the potential impact of these periods of volatility on the price of our common stock. The Company cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future.

WE MAY NOT CONTINUE TO MEET THE LISTING STANDARDS OF THE NYSE AMEX MARKET.

The staff of NYSE Amex has notified the Company that it is not in compliance with the following NYSE Amex continued listing standards: Section 1003(a)(i) of the Company Guide, resulting from stockholders' equity on March 31, 2011 of less than $2.0 million and losses from continuing operations and/or net losses in two of its three most recent fiscal years; Section 1003(a)(ii) of the Company Guide with stockholders' equity of less than $4.0 million and losses from continuing operations and/or net losses in three of its four most recent fiscal years; and Section 1003(a)(iii) with stockholders' equity of less than $6.0 million and losses from continuing operations and/or net losses in its five most recent fiscal years.

On August 23, 2011, the Exchange accepted the Company’s plan of compliance submitted to the Exchange in response to the deficiency letter. The Exchange granted the Company an extension until December 8, 2012 to regain compliance with Sections 1003(a) (i)-(iii) of the Exchange’s Company Guide. However, there is no assurance of success throughout this process. The Company would have the right to appeal any such determination. However, there is no assurance of success throughout this process.

The Exchange further notified the Company that its common stock had fallen to a low trading price for a significant period of time and that the Company was therefore not in compliance with Section 1003 (f)(v) of the Company Guide. The Company was given until February 23, 2012 to comply with this Section. The Exchange noted that MGT could regain compliance by effectuating a reverse-split of its common stock prior to February 23, 2012. The Company intends to call a stockholder meeting to approve a reverse stock split. There is no assurance that if approved by the Company’s stockholders and if effectuated by the Company’s board, that such reverse stock split will bring the Company into compliance with the NYSE Amex’s listing standards.

IF OUR COMMON STOCK IS DELISTED FROM THE NYSE AMEX MARKET, THE COMPANY WOULD BE SUBJECT TO THE RISKS RELATING TO PENNY STOCKS.

If our common stock were to be delisted from trading on the NYSE Amex Market and the trading price of the common stock were below $5.00 per share on the date the common stock were delisted, trading in our common stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These rules require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally institutions. These additional requirements may discourage broker-dealers from effecting transactions in securities that are classified as penny stocks, which could severely limit the market price and liquidity of such securities and the ability of purchasers to sell such securities in the secondary market. A penny stock is defined generally as any non-exchange listed equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

DISCOVERY OF RELATED PARTY TRANSACTIONS

In July 2011, the Company became aware of certain alleged irregularities at the Company and Medicsight relating to the fiscal years 2010 and earlier. On July 11, 2011, the Company and Medicsight created special committees of their respective boards to investigate the alleged irregularities. The investigation is ongoing and to date has uncovered potential related party transactions that were previously undisclosed. Based on the initial findings of the investigation, Medicsight’s CEO, Allan Rowley was suspended by the Board of Medicsight. Mr. Rowley subsequently tendered, and the board of directors accepted, his resignation on July 26, 2011 as CEO and Director of Medicsight. The Company has determined that despite the discovery of several transactions that would trigger out of period adjustments (“OPA”), when taken either individually or cumulatively, the potential OPA’s would be immaterial from both a qualitative or quantitative point of view, and the Company’s financial statements do not require restatement at this time. Management is confident that the Company’s financial statements will not require a material restatement as a result of any additional irregularities that may be uncovered in the future; however, no assurance can be made that the Company’s financial statements will not require restatement as a result of the discovery of additional irregularities. The Company cannot predict with certainty when the investigation will be completed.

WE DO NOT INTEND TO DECLARE DIVIDENDS ON OUR COMMON STOCK.

We will not distribute dividends to our stockholders until and unless we can develop sufficient funds from operations to meet our ongoing needs and implement our business plan. The time frame for that is inherently unpredictable, and no stockholder should expect to receive dividends in the near future, or at all.

Risks Related to Our Business

WE MAY BE UNABLE TO DEVELOP OUR EXISTING OR FUTURE TECHNOLOGY.

Our Medicsight CAD system may not deliver the levels of accuracy and reliability needed to make it a successful product in the market place.  Additionally, the development of such accuracy and reliability may be indefinitely delayed or may never be achieved.  Failure to develop this or other technology could have an adverse material effect on the Company’s business, financial condition, results of operations and future prospects.

THE MARKET FOR OUR TECHNOLOGY MAY BE SLOW TO DEVELOP, IF AT ALL.

The market for the Medicsight CAD products may be slower to develop or smaller than estimated or it may be more difficult to build the market than anticipated.  The medical community may resist Medicsight CAD products or be slower to accept them than we anticipate.  Revenues from Medicsight CAD may be delayed or costs may be higher than anticipated which may result in the Company requiring additional funding.  Medicsight’s principal route to market is via commercial distribution partners.  These arrangements are generally non-exclusive and have no guaranteed sales volumes or commitments.  The partners may be slower to sell our products than anticipated.  Any financial, operational or regulatory risks that affect our partners could also affect the sales of our products.  In the current economic environment, hospitals and clinical purchasing budgets that are reliant on external debt finance may result in purchasing decisions being delayed.  If any of these situations were to occur this could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

WE MAY BE SLOW TO RECEIVE REQUIRED REGULATORY APPROVALS FROM RESPECTIVE GOVERNMENT REGULATORS, IF WE RECEIVE THEM AT ALL.

The Medicsight CAD system is subject to regulatory requirements in the USA, Europe, Japan, China and our other targeted markets.  Necessary regulatory approvals may not be obtained or may be delayed.  We may incur substantial additional cost in obtaining regulatory approvals for our products in our targeted markets. Any delays in obtaining the necessary regulatory approvals increase the risk that our competitors’ products are approved before our own.  The failure to obtain these approvals on a timely basis and/or the associated costs could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

THE MEDICAL IMAGING MARKET WE OPERATE IN IS HIGHLY COMPETITIVE.

There are a number of groups and organizations, such as software companies in the medical imaging field, MDCT scanner manufacturers, screening companies and other healthcare providers that may develop a competitive offering to the Medicsight CAD products.  In addition, these competitors may have significantly greater resources than MGT.  We cannot make any assurance that they will not attempt to develop such offerings, that they will not be successful in developing such offerings or that any offerings they may develop will not have a competitive edge over Medicsight CAD products. With delayed regulatory approvals and/or disputed clinical claims we may not have a commercial or clinical advantage over competitors’ products.  Should a superior offering come to market, this could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

WE ARE A DEVELOPING COMPANY WITH LIMITED REVENUES FROM OPERATIONS.

We have incurred significant operating losses since inception and have only recently commenced generating revenues from operations.  As a result, we have generated negative cash flows from operations and have an accumulated deficit as of June 30, 2011.  We are operating in a developing industry based on new technology and our primary source of funds to date has been through the issuance of securities and borrowed funds.  There can be no assurance that management’s efforts will be successful or that the products we develop and market will be accepted by consumers.  If our products are ultimately unsuccessful in the market, this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

WE face FINANCIAL RISKS AS WE ARE A DEVELOPING COMPANY.

We have incurred significant operating losses since inception and have limited revenue from operations. As a result, we have generated negative cash flows from operations and our cash balances continue to reduce. While we are optimistic and believe appropriate actions are being taken to mitigate this, there can be no assurance that attempts to reduce cash outflows will be successful and this could have a material adverse effect on our business, financial condition, results of operations.

OUR CURRENT CORPORATE STRUCTURE MAY PLACE US IN AN UNFAVORABLE MARKET POSITION VIS-À-VIS OUR COMPETITORS.

MGT’s corporate structure may make it more difficult or costly to take certain actions.  We conduct our business through Medicsight, a U.K. company which is 53.85% owned by the MGT and through Medicsight’s subsidiaries in the U.K., the U.S., Japan and Gibraltar.  Although MGT and Medicsight share some directors and management, they are required to comply with corporate governance and rules applicable to companies in the United Kingdom and the USA.  Should MGT propose to take any action, such as a transfer or allocation of assets or liabilities between MGT and its subsidiaries, MGT would have to take into consideration the potentially conflicting interests of MGT’s stockholders and the non-controlling stockholders.  This may deter MGT from taking such actions that might otherwise be in the best interest of MGT or cause MGT to incur additional costs in taking such actions.  The subsidiary companies would not be able to pay dividends or make other distributions of profits or assets to MGT without making pro-rata payments or distributions to the respective non-controlling stockholders.  Although neither the subsidiary nor MGT has plans to pay dividends or make distributions to its stockholders, MGT’s corporate structure may deter its subsidiary from doing so in the future.  If at any point we are ultimately unable to resolve any of these conflicts, this could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

THE PROTECTION OF OUR INTELLECTUAL PROPERTY MAY BE UNCERTAIN, AND WE MAY FACE POSSIBLE CLAIMS OF OTHERS.

Although we have received patents and have filed patent applications with respect to certain aspects of our technology, we generally do not rely on patent protection with respect to our products and technologies.  Instead, we rely primarily on a combination of trade secret and copyright law, employee and third-party non-disclosure agreements and other protective measures to protect intellectual property rights pertaining to our products and technologies.  Such measures may not provide meaningful protection of our trade secrets, know-how or other intellectual property in the event of any unauthorized use, misappropriation or disclosure.  Others may independently develop similar technologies or duplicate our technologies.  In addition, to the extent that we apply for any patents, such applications may not result in issued patents or, if issued, such patents may not be valid or of value.  Third parties could, in the future, assert infringement or misappropriation claims against us with respect to our current or future products and technologies, or we may need to assert claims of infringement against third parties.  Any infringement or misappropriation claim by us or against us could place significant strain on our financial resources, divert management’s attention from our business and harm our reputation.  The costs of prosecuting or defending an intellectual property claim could be substantial and could adversely affect our business, even if we are ultimately successful in prosecuting or defending any such claims.  If our products or technologies are found to infringe the rights of a third party, we could be required to pay significant damages or license fees or cease production, any of which could have a material adverse effect on our business.  If a claim is brought against us, or we ultimately prove unsuccessful on the claims on our merits, this could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

WE MAY FAIL TO ATTRACT AND RETAIN QUALIFIED PERSONNEL.

There is intense competition from other companies, research and academic institutions, government entities and other organizations for qualified personnel in the areas of our activities.  If we fail to identify, attract, retain and motivate these highly skilled personnel, we may be unable to continue our marketing and development activities, and this could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

IF WE DO NOT EFFECTIVELY MANAGE CHANGES IN OUR BUSINESS, THESE CHANGES COULD PLACE A SIGNIFICANT STRAIN ON OUR MANAGEMENT AND OPERATIONS.

To manage our growth successfully, we must continue to improve and expand our systems and infrastructure in a timely and efficient manner.  Our controls, systems, procedures and resources may not be adequate to support a changing and growing company.  If our management fails to respond effectively to changes and growth in our business, including acquisitions, this could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

WE FACE RISKS ARISING FROM FOREIGN CURRENCY EXCHANGE.

As our main operating currency is U.K. sterling and its financial statements are reported in U.S. dollars, MGT’s assets and liabilities and results of operations are affected by movements in the $:£ exchange rate.  Should there be large or unexpected fluctuations in the $:£ exchange rate, this could have a material effect on the Company’s business, financial condition, results of operations and future prospects.  We currently do not engage in hedging activities to minimize the effect of adverse movements in the exchange rate.

WE MAY NOT BE ABLE TO QUICKLY REALIZE OUR INVESTMENTS AND RECEIVABLES AT THE VALUE AT WHICH WE HAVE RECORDED THEM.

We have a number of investments and receivables held at both at market value and at cost.  There is a risk that we may not be able to swiftly realize these investments and receivables at the fair value or cost at which they are recorded in the financial statements.  If we are unable to quickly realize these investments and receivables at prices we believe to be fair, this could have a material effect on the Company’s business, financial condition, results of operations and future prospects.

IT MAY BE DIFFICULT FOR STOCKHOLDERS TO RECOVER AGAINST THOSE OF OUR DIRECTORS AND OFFICERS THAT ARE NOT RESIDENTS OF THE U.S.

One of our directors is a resident of the United Kingdom. In addition, our significant operating subsidiary, Medicsight, is located in the United Kingdom. If one or more stockholders were to bring an action against us in the United States and succeed, either through default or on the merits, and obtain a financial award against a director of the Company, that stockholder may be required to enforce and collect on his or her judgment in the United Kingdom, unless the director owned assets which were located in the United States. Further, stockholder efforts to bring an action in the United Kingdom against its citizens for any alleged breach of a duty in a foreign jurisdiction may be difficult, as prosecution of a claim in a foreign jurisdiction, and in particular a foreign nation, is fraught with difficulty and may be effectively, if not financially, unfeasible.

BECAUSE WE HAVE INTERNATIONAL OPERATIONS, WE WILL BE SUBJECT TO RISKS OF CONDUCTING BUSINESS IN FOREIGN COUNTRIES.

International operations constitute a significant part of our business, and we are subject to the risks of conducting business in foreign countries, including:

•	difficulty in establishing or managing distribution relationships;

•	different standards for the development, use, packaging and marketing of our products and technologies;

•	our ability to locate qualified local employees, partners, distributors and suppliers;

•	the potential burden of complying with a variety of foreign laws and trade standards; and

•	general geopolitical risks, such as political and economic instability, changes in diplomatic and trade relations, and foreign currency risks and fluctuations.

No assurance can be given that we will be able to positively manage the risks inherent in the conduct of our international operations or that such operations will not have a negative impact on our overall financial operations.

General market risks

WE MAY NOT BE ABLE TO ACCESS CREDIT.

We face the risk that we may not be able to access credit, either from lenders or suppliers, or have facilities reduced or terminated.  Failure to access credit from any of these sources could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

RECENT GLOBAL ECONOMIC TRENDS COULD ADVERSELY AFFECT OUR BUSINESS, LIQUIDITY AND FINANCIAL RESULTS.

Recent global economic conditions, including disruption of financial markets, could adversely affect us, primarily through limiting our access to capital and disrupting our clients’ businesses.  In addition, continuation or worsening of general market conditions in economies important to our businesses may adversely affect our clients’ level of spending and ability to obtain financing, leading to us being unable to generate the levels of sales that we require.  Current and continued disruption of financial markets could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

WE MAY NOT BE ABLE TO MAINTAIN EFFECTIVE INTERNAL CONTROLS.

If we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes Oxley Act of 2002.  Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects. As discussed in Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2010, we identified the following material weaknesses: The Company did not properly identify and track matters requiring shareholder approval and notifications. Additionally, as discussed in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, the Company identified an additional material weakness: The Company did not identify all related party relationships.

USE OF PROCEEDS

The net proceeds from this Rights Offering will be used for general corporate purposes, including, but not limited to, the purchase of some or all the outstanding shares of Medicsight, the Company’s majority owned subsidiary.

In the event that we do not obtain all, or we obtain only a portion, of the maximum proceeds from this Rights Offering, we will need to pursue additional sources of capital to fund our operations, which may consist of equity or debt financing. If we are unable to raise funds to satisfy our capital needs on a timely basis, we may be required to cease operations.

DETERMINATION OF SUBSCRIPTION PRICE

Our Board of Directors created a Special Committee comprised of independent directors to determine the Subscription Price. The Special Committee will consider a number of factors, including the price at which our stockholders might be willing to participate in the Rights Offering, historical and current trading prices for our common shares, the need for liquidity and capital, and the desire to provide an opportunity to our stockholders to participate in the Rights Offering on a pro rata basis. In conjunction with its review of these factors, the Special Committee is currently reviewing our history and prospects, including our prospects for future earnings, our current financial condition and regulatory status, and a range of discounts to market value represented by the Subscription prices in various prior rights offerings of public companies.

The Subscription Price will not necessarily be related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common shares to be offered in the Rights Offering. You should not assume or expect that, after the Rights Offering, our common shares will trade at or above the Subscription Price and we cannot assure you that our common shares will trade at or above the Subscription Price in any given time period.  We also cannot assure you that you will be able to sell common shares purchased during the Rights Offering at a price equal to or greater than the Subscription Price. Accordingly, we urge you to obtain a current quote for our common shares before exercising your subscription rights.

DILUTION
(in thousands, except per-share amounts)

Purchasers of our common stock in the rights offering will experience an immediate dilution of the net tangible book value per share of our common stock.  Our net tangible book value as of September 30, 2011 was approximately $(1,794) or $(0.045) per share of our common stock (based upon 39,551 shares of our common stock outstanding).  Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock.  Dilution per share equals the difference between the amount per share paid by purchasers of shares of common stock in the rights offering and the net tangible book value per share of our common stock immediately after the rights offering.

Based on the aggregate offering of a maximum of 31,640 shares and after deducting estimated offering expenses payable by us of $90, and the application of the estimated $701 of net proceeds from the rights offering, our pro forma net tangible book value as of September 30, 2011 would have been approximately $(1,093) or $(0.015) per share.  This represents an immediate increase in pro forma net tangible book value to existing shareholders of $0.030 per share and an immediate dilution to purchasers in the rights offering of $0.040 per share.

The following table illustrates this per-share dilution (assuming a fully subscribed for rights offering of 31,640 shares of common stock at the subscription price of $0.025 per share:

Subscription price per share	$0.025

Net tangible book value per share prior to the Rights Offering	$(0.045)

Increase in net tangible book value per share attributable to the Rights Offering	$0.030

Pro forma net tangible book value per share after the Rights Offering	$(0.015)

Dilution in net tangible book value per share to purchasers	$0.040

CAPITALIZATION
(in thousands, except per-share amounts)

The following table sets forth our historical and pro forma capitalization as of November 9, 2011. The pro forma information gives effect to a net assumed $701 equity raise from this Rights Offering.

For purposes of this table, we have assumed that $701 net is raised in this Rights Offering. However, it is impossible to predict how many rights will be exercised in this offering and therefore how much proceeds will actually be raised.

This table should be read in conjunction with our consolidated financial statements and the notes thereto which are incorporated by reference into this Prospectus.

	(Unaudited) September 30, 2011
	Actual	Pro-forma

Stockholders’ equity (deficit):
Common stock, $0.001 par value: 75,000,000 shares authorized; 39,550,590 shares issued and outstanding (actual) and 71,191,062 shares issued and outstanding (pro-forma) at September 30, 2011.	40	72
Additional paid-in capital	282,535	283,204
Accumulated other comprehensive loss	(4,747)	(4,747)
Accumulated (deficit)	(279,622)	(279,622)
Total stockholders’ equity (deficit)	(1,794)	(1,093)
Non-controlling interest	5,580	5,580
Total capitalization	$3,786	$4,487

(1)	Pro forma balance reflects $791 of gross proceeds from the Rights Offering, less approximately $90 of offering costs.

THE RIGHTS OFFERING

Subscription Rights

Basic Subscription Privilege

We will distribute, at no charge, to each holder of our shares of common stock who is a record holder of our shares of common stock on the Record Date, which is November 21, 2011, one non-transferable and non-tradable basic subscription privilege for each share of common stock owned on the Record Date. The basic subscription privileges will be evidenced by subscription rights certificates. Each basic subscription privilege will entitle the rights holder to purchase 0.8 shares of our common stock at a price of $0.025 per share, the Subscription Price, which shall be paid in immediately available funds, upon timely delivery of the required documents and payment of the Subscription Price. We will not issue fractional shares, but rather will round up the aggregate number of shares you are entitled to receive to the nearest whole number. See below “Fractional Securities”.

If rights holders wish to exercise their basic subscription privilege, they must do so prior to 5:00 p.m., New York City time, on December 23, 2011, the expiration date for the Rights Offering, subject to extension. After the expiration date, the subscription rights will expire and will have no value. See below “Expiration of the Rights Offering and Extensions, Amendments and Termination.” You are not required to exercise any or all of your subscription rights. We will deliver to the holders who participate in the Rights Offering the shares purchased as soon as practicable after the Rights Offering has expired.

The rights will be evidenced by subscription rights certificates which will be mailed to stockholders. The subscription rights will not be transferable other than by operation of law or tradable on any stock exchange or market.

There is no minimum subscription amount in the Rights Offering.

Oversubscription Privilege

Subject to the allocation described below, each basic subscription privilege also grants the holder an oversubscription privilege to purchase additional shares of our common stock that are not purchased by other rights holders pursuant to their basic subscription privileges. You are entitled to exercise your oversubscription privilege only if you exercise your basic subscription privilege in full.

If you wish to exercise your oversubscription privilege, you should indicate the number of additional shares that you would like to purchase in the space provided on your subscription rights certificate, as well as the number of shares that you own without giving effect to any shares to be purchased in this offering. When you send in your subscription rights certificate, you must also send the full Subscription Price in immediately available funds for the number of additional shares that you have requested to purchase (in addition to the payment in immediately available funds due for shares purchased through your basic subscription privilege). If the number of shares remaining after the exercise of all basic subscription privileges is not sufficient to satisfy all requests for shares pursuant to oversubscription privileges, you will be allocated additional shares (subject to elimination of fractional shares) on a pro rata basis in the proportion which the number of shares you subscribed for through your oversubscription privilege bears to the total number of shares that all oversubscribing stockholders subscribe for through their oversubscription privileges. If the prorated amount of rights allocated to you in connection with your oversubscription right is less than your oversubscription request, the Subscription Agent will return any excess payments by mail without interest or deduction promptly after the expiration of the subscription period.

As soon as practicable after the expiration date, the Subscription Agent will determine the number of shares of common stock that you may purchase pursuant to the oversubscription privilege. You will receive these shares as soon as practicable after the expiration date and after all allocations and adjustments have been effected. If you request and pay for more shares than are allocated to you, the Subscription Agent will refund the overpayment, without interest or deduction. In connection with the exercise of the oversubscription privilege, Nominees who act on behalf of beneficial owners will be required to certify to us and to the Subscription Agent as to the aggregate number of subscription rights exercised, and the number of shares of common stock requested through the oversubscription privilege, by each beneficial owner on whose behalf the Nominee is acting.

Nominee holders of rights, including DTC members, will be required to certify to the Subscription Agent before any oversubscription right may be exercised with respect to any particular beneficial owner as to (a) the number of rights exercised pursuant to its basic subscription privilege and (b) the number of rights subscribed for pursuant to the oversubscription right of such beneficial owner.

Fractional Securities

We will issue only whole numbers of securities in the Rights Offering. Accordingly, if you are entitled to receive a fraction of a subscription right in the Rights Offering, we will round it up to the nearest whole number. With respect to shares of common stock registered on our stockholder register maintained by our transfer agent, VStock Transfer, LLC, including those held in the name of DTC, such rounding will be made with respect to each record and beneficial stockholder.

Expiration of the Rights Offering and Extensions, Amendments and Termination

You may exercise your subscription rights at any time prior to 5:00 p.m, New York City time, on December 23, 2011, the expiration date for the Rights Offering. If you do not exercise your subscription rights before the expiration date of the Rights Offering, your subscription rights will expire and will have no value. We will not be required to issue shares of our common stock to you if the Subscription Agent receives your subscription rights certificate or payment, after the expiration date, regardless of when you sent the subscription rights certificate and payment, unless you send the documents in compliance with the guaranteed delivery procedures described below.

Subject to applicable law and the rules and/or guidelines of Amex, we may, in our sole discretion, extend the time for exercising the subscription rights. We may extend the expiration date at any time after the Record Date. If the commencement of the Rights Offering is delayed for a period of time, the expiration date of the Rights Offering may be similarly extended. We will extend the duration of the Rights Offering as required by applicable law, and may choose to extend the duration of the Rights Offering for any reason. We may extend the expiration date of the Rights Offering by giving oral or written notice to the Subscription Agent on or before the scheduled expiration date. If we elect to extend the expiration date of the Rights Offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration date. In no event will we extend the expiration date beyond 90 days from the date we distribute the rights.

We reserve the right, in our sole discretion, to amend or modify the terms of the Rights Offering (including the Subscription Price) until the effective date of this Prospectus. We also reserve the right to terminate the Rights Offering at any time prior to the expiration date for any reason, in which event all funds received in connection with the Rights Offering will be returned without interest or deduction to those holders who exercised their subscription rights as soon as practicable.

Any rights not exercised at or before the expiration date of the Rights Offering will have no value and expire without any payment to the holders of those unexercised rights. We will not honor your exercise of subscription rights if the Subscription Agent or the Company receives the documents relating to your exercise after the Rights Offering expires, regardless of when you transmitted the documents.

Conditions to the Rights Offering

Without prejudice to the generality of the immediately above paragraph, we may terminate the Rights Offering, in whole or in part, if at any time before the completion of the Rights Offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the Rights Offering that in our sole judgment would or might make the Rights Offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the Rights Offering. We may waive any of these conditions and choose to proceed with the Rights Offering even if one or more of these events occur. If we terminate the Rights Offering, in whole or in part, all affected subscription rights will expire without value and all subscription payments received by the U.S. Subscription Agent will be returned without interest or deduction, as soon as practicable. See also “Expiration of the Rights Offering and Extensions, Amendments and Termination”. Any termination of the Rights Offering will be followed as promptly as practicable by a public announcement.

Non-Transferability and Non-Tradability of the Rights

The subscription rights granted to you are non-transferable and, therefore, may not be assigned, gifted, purchased, sold or otherwise transferred to anyone else except by operation of law; for example, a transfer of rights to the estate of the holder upon the death of the holder would be permitted. If the rights are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by us or the Subscription Agent prior to the expiration date of the Rights Offering. The subscription rights are also non-tradable and, therefore, there will be no “trading day” on the Amex or any other stock market for the subscription rights.

No Revocation or Change

Once you submit the subscription rights certificate to exercise any subscription rights, you may not revoke, cancel or change your exercise or request a refund of monies paid. All exercises of rights are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable. You should not exercise your rights unless you are certain that you wish to purchase additional shares of our common stock at the Subscription Price.

Method of Exercising Subscription Rights

Your subscription rights will not be considered exercised unless the Subscription Agent receives from you or your Nominee, as the case may be, all of the required documents properly completed and executed and your full Subscription Price payment in immediately available funds, as provided herein, prior to the expiration date of the Rights Offering. Rights holders may exercise their rights as follows:

Subscription by Registered Holders

Rights holders who are registered holders of our common stock may exercise their subscription privilege by properly completing and executing the subscription rights certificate together with any required signature guarantees and forwarding it, together with payment in full in cash, of the Subscription Price for each share of the common stock for which they subscribe, to the Subscription Agent at the address set forth under the subsection entitled “Delivery of Subscription Materials and Payment,” on or prior to the expiration date.

Completed subscription rights certificates and related payments must be received by us prior to 5:00  p.m., New York City time on December 23, 2011.

Subscription by DTC Participants

We expect that the exercise of your subscription rights may be made through the facilities of DTC. If your subscription rights are held of record through DTC, you may exercise your subscription rights by instructing DTC, or having your Nominee instruct DTC, to transfer your subscription rights from your account to the account of the Subscription Agent, together with certification as to the aggregate number of subscription rights you are exercising and the number of shares of our common stock you are subscribing for under your basic subscription privilege and your oversubscription privilege, if any, and your full subscription payment.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock and hold them through a Nominee, rather than in your own name, or will receive subscription rights through a Nominee (including a member of the DTC), we will ask your Nominee to notify you of the Rights Offering. If you wish to exercise your subscription rights, you will need to have your Nominee act for you. If you hold certificates of shares of our common stock directly and would prefer to have your Nominee act for you, you should contact your Nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription rights, you should complete and return to your Nominee the form entitled “Beneficial Owners Election Form” sufficiently in advance of the expiration date of the Rights Offering in order to ensure timely delivery of a subscription rights certificate reflecting your exercise. You should receive the “Beneficial Owners Election Form” from your Nominee with the other Rights Offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the Nominee as soon as possible and request that a separate subscription rights certificate be issued to you.

You should contact your Nominee if you do not receive the foregoing form but you believe you are entitled to participate in the Rights Offering. A rights holder’s subscription rights will not be considered exercised unless we or the Subscription Agent (as applicable) receives from such rights holder or his/her/its Nominee, as the case may be, all of the required documents and such holder’s full Subscription Price payment. We are not responsible if you do not receive the foregoing form from your Nominee or if you receive it without sufficient time to respond.

Nominee Holders

If you are a Nominee for securities who holds shares of our common stock for the account of others as of the Record Date, you should notify the respective beneficial owners of such shares of the Rights Offering as soon as possible to find out their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If a beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the Subscription Agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been registered record holders of our shares of common stock on the Record Date, provided that you, as a Nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification” that we will provide to you with your Rights Offering materials. If you did not receive this form, you should contact the Subscription Agent to request a copy.

General

All questions as to the timeliness, validity, form, eligibility (including times of receipt and matters pertaining to beneficial ownership) and the acceptance of subscription forms and the Subscription Price will be determined by us, which determinations will be final and binding. No alternative, conditional or contingent subscriptions will be accepted.

We reserve the right to reject any exercise if such exercise is not in accordance with the terms of the Rights Offering or not in proper form or if the acceptance thereof or the issuance of our shares of common stock thereto could be deemed unlawful. We reserve the right to waive any deficiency or irregularity with respect to any subscription rights certificate. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription rights certificates or incur any liability for failure to give such notification.

Subscription rights certificates received after 5:00 p.m., New York City time, on December 23, 2011, the expiration date of the Rights Offering, will not be honored, and we will return your payment to you as soon as practicable, without interest or deduction.

Method of Payment

Payments must be made in full in:

•	U.S. currency by:

•	check or bank draft in U.S. Dollars drawn on a U.S. or UK bank, or postal telegraphic or express, payable to “VStock Transfer, LLC, as Subscription Agent for MGT Capital Investments, Inc.”;

•	money order payable to “VStock Transfer, LLC, as Subscription Agent”; or

•	wire transfer of immediately available funds directly to the account maintained by VStock Transfer, LLC as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at:

Citibank, N.A.
ABA # 021000089
Account # 9995799340 VStock Transfer, LLC F/B/O MGT Capital Investments, Inc. Subscription, with reference to the rights holder’s name.

We may, in our sole discretion, agree to accept other forms of payment requested by you. However, because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check or money order.

The Subscription Agent will be deemed to receive payment upon:

•	clearance of any uncertified check deposited by the subject agent;

•	receipt by the Subscription Agent of any certified bank check draft in U.S. Dollars drawn upon a U.S. or UK bank;

•	receipt by the Subscription Agent of any U.S. Postal money order; or

•	receipt by the Subscription Agent of any appropriately executed and irrevocable wire transfer payable in U.S. Dollars.

You should read the instruction letter accompanying the subscription rights certificate carefully and strictly follow it. DO NOT SEND SUBSCRIPTION RIGHTS CERTIFICATES OR PAYMENTS TO US. Except as described below under “Guaranteed Delivery Procedures,” we will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed subscription rights certificate and payment of the full Subscription Price. The risk of delivery of all documents and payments is on you or your nominee, not us or the Subscription Agent.

The method of delivery of subscription rights certificates and payment of the subscription amount to the Subscription Agent will be at the risk of the holders of rights, but, if sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment before the expiration of the subscription period.

Unless a subscription rights certificate provides that the shares of common stock are to be delivered to the record holder of such rights or such certificate is submitted for the account of a bank or a broker, signatures on such subscription rights certificate must be guaranteed by an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 of the Exchange Act of 1934, as amended, subject to any standards and procedures adopted by the Subscription Agent. See “Medallion Guarantee May be Required.”

Subscription rights certificates received after 5:00 p.m., New York City time, on December 23, 2011, the expiration date of the Rights Offering, will not be honored, and we will return your payment to you as soon as practicable, without interest or deduction.

Medallion Guarantee May Be Required

Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the Subscription Agent, unless:

•	your subscription rights certificate provides that the shares of common stock are to be delivered to you as record holder of those subscription rights; or

•	you are an eligible institution.

Delivery of Subscription Materials and Payment

If you are a holder of our shares of common stock that are registered on our stockholder register maintained by our transfer agent, you should deliver your subscription rights certificate and payment of the Subscription Price in cash and/or securities, as provided herein, or, if applicable, notice of guaranteed delivery (see immediately below), to the Subscription Agent by one of the methods described below:

If delivering by Hand/Mail/Overnight Courier:
VStock Transfer, LLC
77 Spruce Street, Suite 201
Cedarhurst, NY 11598
+1 (212) 828-8436

Your delivery other than in the manner or to the address listed above will not constitute valid delivery.

Guaranteed Delivery Procedures

The Subscription Agent will grant you three business days after the expiration date to deliver the subscription rights certificate if you follow the following instructions for providing the Subscription Agent notice of guaranteed delivery. On or prior to the expiration date, the Subscription Agent must receive payment in full in cash, as provided herein, for all shares of common stock subscribed for through the exercise of the basic and oversubscription privilege, together with a properly completed and duly executed notice of guaranteed delivery substantially in the form accompanying this Prospectus either by mail or overnight carrier, that specifies the name of the holder of the rights and the number of shares of common stock subscribed for. If applicable, it must state separately the number of shares of common stock subscribed for through the exercise of the basic and oversubscription privilege and a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States must guarantee that the properly completed and executed subscription rights certificate for all shares of common stock subscribed for will be delivered to the Subscription Agent within three business days after the expiration date. The Subscription Agent will then conditionally accept the exercise of the rights and will withhold the certificates for shares of common stock until it receives the properly completed and duly executed subscription rights certificate within that time period.

In the case of holders of rights that are held of record through DTC, those rights may be exercised by instructing DTC to transfer rights from that holder’s DTC account to the Subscription Agent’s DTC account, together with payment of the full Subscription Price. The notice of guaranteed delivery must be guaranteed by a commercial bank, trust company or credit union having an office, branch or agency in the United States or by a member of a Stock Transfer Association approved medallion program such as STAMP, SEMP or MSP.

Notices of guaranteed delivery and payments should be mailed or delivered to the appropriate address set forth above under “Delivery of Subscription Materials and Payment.”

Calculation of Subscription Rights Exercised

If you do not indicate the number of subscription rights being exercised, or do not forward full payment in cash and/or securities, as provided herein, of the total Subscription Price payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your basic subscription privilege with respect to the maximum number of subscription rights that may be exercised with the aggregate Subscription Price payment in cash and/or securities, as provided herein, you delivered to the Subscription Agent. If we do not apply your full Subscription Price payment to your purchase of shares of our common stock, we or the Subscription Agent will return in cash the excess amount to you by mail, without interest or deduction, as soon as practicable after the expiration date of the Rights Offering.

Escrow Arrangements

The Subscription Agent will hold funds received in payment of the Subscription Price in a segregated account until the Rights Offering is completed or withdrawn and terminated.

Determinations Regarding the Exercise of Your Subscription Rights

We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your subscription rights. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your subscription rights because of any defect or irregularity. We will not accept any exercise of subscription rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion. Our interpretations of the terms and conditions of the Rights Offering and determinations in connection with the Rights Offering and your subscription rights will be final and binding.

Neither we, nor the Subscription Agent or the Information Agent, will be under any duty to notify you of any defect or irregularity in connection with your submission of subscription rights certificates and we will not be liable for failure to notify you of any such defect or irregularity. We reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of the Rights Offering or in proper form. We will also not accept the exercise of your subscription rights if the issuance of shares of our common stock to you could be deemed unlawful under any applicable law.

Rights of Subscribers

You will have no rights as a stockholder with respect to shares of common stock you subscribe for in the Rights Offering until such shares of common stock are issued to you.

No Recommendation

An investment in shares of our common stock must be made according to your evaluation of your own best interests and after considering all of the information herein, including the “Risk Factors” section of this Prospectus. Neither we nor our Board of Directors, the Subscription Agent or the Information Agent, are making any recommendation regarding whether you should exercise your subscription rights.

Shares of common stock Outstanding after the Rights Offering

The number of shares of common stock that will be outstanding after the Rights Offering will depend on the number of shares that are purchased in the Rights Offering. If we sell all of the shares being offered, then we will issue approximately 31,640,472 shares of common stock. In that case, we will have approximately 71,191,062 shares of common stock outstanding after the Rights Offering. This would represent an increase of approximately 80% in the number of outstanding shares of common stock. However, we do not expect that all of the subscription rights will be exercised.

 Fees and Expenses

Neither we, nor the Subscription Agent, will charge a brokerage commission to subscription rights holders for exercising their rights. However, the Subscription Agent may charge processing and mailing fees and if you exercise your subscription rights through a Nominee, you will be responsible for any fees charged by your Nominee.

Questions About Exercising Subscription Rights

If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this Prospectus or any document mentioned herein, you should contact the Subscription Agent at the address and telephone number set forth above under “Delivery of Subscription Materials and Payment”.

Subscription Agent

The Subscription Agent for this Rights Offering is VStock Transfer, LLC We will pay all fees and expenses of the Subscription Agent related to the Rights Offering (exclusive of such fees relative to processing and mailing that the Subscription Agent may charge) and we expect to agree to indemnify the Subscription Agent from certain liabilities that it may incur in connection with the Rights Offering.

Information Agent

The information agent for this Rights Offering is Alliance Advisors, LLC We will pay all fees and expenses of the information agent related to the Rights Offering and we expect to agree to indemnify the information agent from certain liabilities that it may incur in connection with the Rights Offering. The information agent can be contacted at the following address and telephone number:

Alliance Advisors, L.L.C.
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
877-777-8211 (U.S. or Canada Toll Free)
973-873-7779 (Worldwide Collect)
or
E-mail: pcasey@allianceadvisorsllc.com

Subscription Price

Our Board of Directors created a Rights Offering Special Committee comprised of independent directors to determine the Subscription Price. The Special Committee considered a number of factors, including the price at which our stockholders might be willing to participate in the Rights Offering, historical and current trading prices for our common shares, the need for liquidity and capital, and the desire to provide an opportunity to our stockholders to participate in the Rights Offering on a pro rata basis. In conjunction with its review of these factors, the Special Committee reviewed our history and prospects, including our prospects for future earnings, our current financial condition and regulatory status, and a range of discounts to market value represented by the subscription prices in various prior rights offerings of public companies. The Subscription Price will not necessarily be related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common shares to be offered in the Rights Offering. You should not assume or expect that, after the Rights Offering, our common shares will trade at or above the Subscription Price. The Company can give no assurance that our common shares will trade at or above the Subscription Price in any given time period.

We also cannot assure you that you will be able to sell common shares purchased during the Rights Offering at a price equal to or greater than the Subscription Price. We urge you to obtain a current quote for our common shares before exercising your subscription rights.

Determinations Regarding the Exercise of Your Subscription Rights

We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your subscription rights and any such determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your subscription rights because of any defect or irregularity. We will not accept any exercise of subscription rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

Neither we, nor the Subscription Agent, will be under any duty to notify you of any defect or irregularity in connection with your submission of subscription rights certificates and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of the Rights Offering or in proper form. We will also not accept the exercise of your subscription rights if our issuance of shares of our common stock to you could be deemed unlawful under applicable law.

No Revocation or Change

Once you submit the form of subscription rights certificate to exercise any subscription rights, you may not revoke or change your exercise or request a refund of monies paid. All exercises of rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable. You should not exercise your rights unless you are certain that you wish to purchase additional shares of our common stock at the Subscription Price.

Non-Transferability of the Rights

The subscription rights granted to you are non-transferable and non-tradable and, therefore, may not be assigned, gifted, purchased, sold or otherwise transferred to anyone else. Notwithstanding the foregoing, you may transfer your rights to any affiliate of yours and your rights also may be transferred by operation of law; for example, a transfer of rights to the estate of the recipient upon the death of the recipient would be permitted. If the rights are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by us prior to the expiration date.

Rights of Subscribers

You will have no rights as a stockholder with respect to shares you subscribe for in the Rights Offering until certificates representing shares of common stock are issued to you. You will have no right to revoke your subscriptions after you deliver your completed rights certificate, payment in cash and/or securities, as provided herein, and any other required documents to the Subscription Agent.

No Board Recommendation

An investment in shares of our common stock must be made according to your evaluation of your own best interests and after considering all of the information herein, including the “Risk Factors” section of this Prospectus. Neither we nor our Board of Directors are making any recommendation regarding whether you should exercise your subscription rights.

Shares of common stock Outstanding After the Rights Offering

Based on the 39,550,590 shares of our common stock currently outstanding, and the potential that MGT may issue as many as 31,640,472 shares pursuant to this Rights Offering,  71,191,062 shares of our common stock may be issued and outstanding following the Rights Offering, which represents an increase in the number of outstanding shares of our common stock of approximately 80%.

Fees and Expenses

Neither we, nor the Subscription Agent, will charge a brokerage commission to subscription rights holders for exercising their rights. However, the Subscription Agent may charge processing and mailing fees and if you exercise your subscription rights through a broker, dealer or nominee, you will be responsible for any fees charged by your Nominee.

Questions About Exercising Subscription Rights

If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this document or any document mentioned herein, you should contact the Subscription Agent at the address and telephone number set forth above under “Delivery of Subscription Materials and Payment.”

Other Matters

We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or of other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the subscription rights. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities law or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription rights in order to comply with state securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in one of those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights you will not be eligible to participate in the Rights Offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes the material U.S. federal income tax consequences of the receipt and exercise (or expiration) of the subscription rights or, if applicable, the Oversubscription Privilege, acquired through the Rights Offering and owning and disposing of the shares of common stock received upon exercise of the subscription rights. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS will not assert, or that a court will not sustain a position contrary to any of the tax consequences described below.

This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of his, her, or its particular circumstances or to holders that may be subject to special tax rules, including, but not limited to, partnerships or other pass-through entities, banks and other financial institutions, tax-exempt entities, employee stock ownership plans, certain former citizens or residents of the United States, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or currencies, brokers, traders in securities that have elected to use the mark-to-market method of accounting, persons holding subscription rights or shares of common stock as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale” or “conversion transaction,” persons whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code.

This summary applies to you only if you are a U.S. holder (as defined below) and receive your subscription rights in the Rights Offering, and you hold your subscription rights or shares of common stock issued to you upon exercise of the subscription rights or, if applicable, the Oversubscription Privilege, as capital assets for tax purposes. This summary does not apply to you if you are not a U.S. Holder.

We have not sought, and will not seek, a ruling from the IRS regarding the federal income tax consequences of the Rights Offering or the related share issuances. The following summary does not address the tax consequences of the Rights Offering or the related share issuance under foreign, state, or local tax laws.

You are a U.S. holder if you are a beneficial owner of subscription rights or common stock and you are:

•	An individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•
A corporation (or other business entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United Sates, any state thereof or the District of Columbia;

•	An estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
A trust (a) if a court within the United States can exercise primary supervision over its administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds the shares of common stock received upon exercise of the subscription rights or, if applicable, the Oversubscription Privilege, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to the U.S. federal income tax consequences of receiving and exercising the subscription rights and acquiring, holding or disposing of our shares of common stock.

EACH RECIPIENT OF RIGHTS IN THE RIGHTS OFFERING SHOULD CONSULT THE RECIPIENT’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE RIGHTS OFFERING AND THE RELATED SHARE ISSUANCES THAT MAY RESULT FROM SUCH RECIPIENT’S PARTICULAR CIRCUMSTANCES.

Taxation of Subscription Rights

Receipt of Subscription Rights

Your receipt of subscription rights pursuant to the Rights Offering should not be treated as a taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes. Under Section 305 of the Code, a common stockholder who receives a right to acquire shares of common stock generally will be treated as having received a taxable dividend under the following circumstances: 1) if such stockholder’s proportionate interest in the earnings and profits or assets of the corporation is increased and any other stockholder receives a distribution of cash or other property; or 2) the Rights Offering affords any stockholder the right to receive cash or other property in lieu of the right to acquire additional shares. For purposes of the above, “stockholder” includes holders of warrants, options and securities which are convertible into common shares. The application of this rule is very complex and subject to uncertainty. We believe, however, that pursuant to Section 305 of the Code and the Treasury Regulations issued thereunder, the receipt of subscription rights should generally not be taxable to a stockholder because the subscription rights are being offered pro-rata to existing holders of common shares, and no stockholder will be offered cash or other property in lieu of such rights.

Tax Basis in the Subscription Rights

If the fair market value of the subscription rights you receive is less than 15% of the fair market value of your existing shares of common stock on the date you receive the subscription rights, the subscription rights will be allocated a zero basis for U.S. federal income tax purposes, unless you elect to allocate your basis in your existing shares of common stock between your existing shares of common stock and the subscription rights in proportion to the relative fair market values of the existing shares of common stock and the subscription rights determined on the date of receipt of the subscription rights. If you choose to allocate basis between your existing shares of common stock and the subscription rights, you must make this election on a statement included with your tax return for the taxable year in which you receive the subscription rights. Such an election is irrevocable.

However, if the fair market value of the subscription rights you receive is 15% or more of the fair market value of your existing shares of common stock on the date you receive the subscription rights, then you must allocate your basis in your existing shares of common stock between your existing shares of common stock and the subscription rights you receive in proportion to their fair market values determined on the date you receive the subscription rights.

The fair market value of the subscription rights on the date the subscription rights will be distributed is uncertain. Fair market value is defined as the price at which property would hypothetically change hands between a willing buyer and a willing seller, where neither is under any compulsion to buy or sell.  Fair market value is a factual determination which depends on all relevant facts and circumstances.  In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including the fact that the rights offered are non transferrable.

Exercise of Subscription Rights

Generally, you will not recognize gain or loss on the exercise of a basic subscription privilege. Your tax basis in a new share of common stock acquired when you exercise a basic subscription privilege will be equal to your adjusted tax basis in the basic subscription privilege, if any, plus the Subscription Price. The holding period of a share of common stock acquired when you exercise your subscription rights will begin on the date of exercise.

Expiration of Subscription Rights

If you allow subscription rights received in the Rights Offering to expire, you should not recognize any gain or loss for U.S. federal income tax purposes, and you should re-allocate any portion of the tax basis in your existing shares of common stock previously allocated to the subscription rights that have expired to the existing shares of common stock.

Taxation of Shares of common stock

Distributions

Distributions with respect to shares of common stock acquired upon exercise of subscription rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such shares of common stock and thereafter as capital gain. We currently do not make any cash distributions on our shares of common stock.

Dispositions

If you sell or otherwise dispose of the shares of common stock acquired upon exercise of the subscription rights, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the shares of common stock assuming that you hold the shares as a capital asset. Such capital gain or loss will be long-term capital gain or loss if your holding period for the shares of common stock is more than one year. Long-term capital gain of an individual is generally taxed at favorable rates, however such rates may be subject to change in the 2011 tax year. The deductibility of capital losses is subject to limitations.

New Legislation Relating to Foreign Accounts

Newly enacted legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities after December 31, 2012. Among other requirements, the new legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our shares of common stock paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. Treasury to undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, report annually certain information about such accounts and withhold 30% on payments to account holders whose actions prevent it from complying with these requirements. In addition, the legislation imposes a 30% withholding tax on the same types of payments to a foreign non-financial entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. You should consult your tax advisors regarding this legislation.

Health Care and Reconciliation Act of 2010

On March 30, 2010, President Obama signed into law the Health Care and Reconciliation Act of 2010, which requires certain U.S. stockholders who are individuals, estates or trusts to pay a 3.8% tax on, among other sources, dividends on stock and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Information Reporting and Backup Withholding

You may be subject to information reporting and/or backup withholding with respect to dividend payments on or the gross proceeds from the disposition of our shares of common stock acquired through the exercise of subscription rights. Backup withholding may apply under certain circumstances if you (1) fail to furnish your social security or other taxpayer identification number (“TIN”), (2) furnish an incorrect TIN, (3) fail to report interest or dividends properly, or (4) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and financial institutions. You are urged to consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

PLAN OF DISTRIBUTION

As soon as practicable after the Record Date for the Rights Offering, we will distribute the rights, subscription rights certificates, and copies of this Prospectus to individuals who owned shares of common stock as of 5:00 p.m., New York time, on November 21, 2011.  If you wish to exercise your rights and purchase shares of common stock pursuant to the Rights Offering, you should complete the subscription rights certificate and return it with payment for the shares, to the Subscription Agent at the following address:

VStock Transfer, LLC
77 Spruce Street, Suite 201
Cedarhurst, NY 11598
+1 (212) 828-8436

For more information, please see the section of this Prospectus entitled “The Rights Offering.”  If you have any questions, you should contact the Information Agent, Alliance Advisors, L.L.C., by telephone at +1 877-777-8211 (U.S. or Canada Toll Free) or +1 973-873-7779 (Worldwide Collect).

We do not know of any existing agreements between any stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares of common stock underlying the rights.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Number of Authorized and Outstanding Shares. Our Certificate of Incorporation authorized the issuance of an aggregate of 75,000,000 shares of common stock, par value $0.001 per share.

As of November 9, 2011, the Company had 39,550,590 shares of common stock issued and outstanding.

Dividend Rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the Board of Directors of the Company may from time to time determine. We have never declared or paid cash dividends on our common stock, and our board of directors does not intend to declare or pay any dividends on the common stock in the foreseeable future.

Voting Rights. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock issued and outstanding will be able to elect all of our directors and to approve or disapprove any other matter submitted to a vote of all stockholders.

Directors are elected and/or re-elected at the annual meeting of stockholders and each serves until the next succeeding annual meeting of stockholders and/or until his or her successor have been duly elected and qualified, or until his or her earlier resignation, removal or death. Directors are elected by a plurality of votes. A separate vote for the election and/or re-election of directors is held at each annual meeting for each directorship having nominees for election and/or re-election at such annual meeting.

The Board of Directors may issue additional shares of common stock without future stockholder action, subject to certain limitations imposed by the Amex.

Liquidation Rights. Upon liquidation, the holders of the shares of common stock are entitled to receive pro rata all of the assets of the Company available for distribution to such holders.

Preemptive Rights. Holders of common stock have no preemptive rights to purchase our common stock.

Redemption rights. No redemption rights exist for shares of common stock.

Sinking Fund Provisions. No sinking fund provisions exist for shares of common stock.

Further Liability for Calls. No shares of common stock are subject to further call or assessment by the Company.

Potential Liabilities of Stockholders to State and Local Authorities.  No material potential liabilities are anticipated to be imposed on stockholders under state statues.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The audited consolidated financial statements of MGT Capital Investments, Inc. as of December 31, 2010 and the year then ended, have been incorporated by reference in this Prospectus from the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2011 in reliance upon the report of EisnerAmper LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

The audited consolidated financial statements of MGT Capital Investments, Inc. as of December 31, 2009 and the year then ended, have been incorporated by reference in this Prospectus from the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2011 in reliance upon the report of Amper, Politziner & Mattia, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

Neither EisnerAmper LLP or Amper, Politziner & Mattia, LLP were employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company, nor was it with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LEGAL REPRESENTATION

Gersten Savage LLP (“Gersten”), at 600 Lexington Avenue, New York, NY 10022, has passed upon the validity of the securities being offered hereby. Gersten Savage LLP was not hired on a contingent basis. Gersten is not nor will it be a promoter, underwriter, voting trustee, director, officer, or employee of the issuer.

DESCRIPTION OF BUSINESS

MGT is a holding company.  We hold a controlling interest in Medicsight consisting of 83.75 million shares (53.85%) of the 155.5 million issued share capital of Medicsight. We also have wholly owned subsidiaries MGT Capital Investments (UK) Limited, MGT Capital Investments Limited and MGT Investments (Gibraltar) Limited.

Medicsight and its wholly owned subsidiaries is a medical technology company focusing on medical imaging software development and medical hardware devices. The Company, formerly listed on the AIM Market of the London Stock Exchange, develops and commercializes enterprise-wide Computer-Aided Detection (“CAD”) applications which analyze Computer Tomography (“CT”) scans to assist radiologists in the early detection and measurement of colorectal polyps and lung lesions.  The Company has also developed an automated carbon dioxide (CO2) insufflation device (MedicCO2LON) which it commercializes through a global distributor. Medicsight currently has limited revenue.

Medicsight

Medicsight is an industry leader in the development of CAD and image analysis software to assist radiologists in the early detection and diagnosis of disease. The Group’s focus continues to be on developing CAD software applications and related other technologies and products that help clinicians in the early detection of potential colonic polyps when analyzing medical images generated from CT) scanners.

Product development

ColonCAD

Medicsight’s core technology is the proprietary ColonCAD™ algorithm that is integrated (using application protocol interface (“API”) technology) into visualization workstations for radiologists to use when reviewing a patient’s colon CT scan data.

The CAD algorithm assists the radiologist as they search for polyps in the CT scan image data.  The radiologist uses the visualization software to review the patient’s CT scan images on the screen and search for polyps (potentially pre-cancerous lesions on the wall of the colon).  After a full review the radiologist then activates the Medicsight ColonCAD™ software - which immediately displays “CAD marks” on the images, drawing the radiologist’s attention to potential polyps and other regions of interest.  The radiologist then assesses each marked region in order to make the final decision as to the presence or absence of a polyp.

Clinical studies have demonstrated that radiologists assisted by Medicsight’s ColonCAD™ technology have a significantly higher sensitivity for the detection of patients with polyps in CT colonography compared to unassisted reading (i.e. traditional reading without the use of ColonCAD™).

Medicsight launched ColonCAD 4.0 in March 2009. This release significantly reduced the number of false-positive CAD marks presented to a radiologist reviewing a patient data set. Medicsight has further developed its ColonCAD technology and on March 24, 2011 released a 64bit version of the software. Further improvements in sensitivity and reduction of false-positive CAD marks remain in development.

Medicsight’s ColonCAD™ has been developed and validated using a large database of CT scans from hospitals around the world and has been assessed in many clinical studies, the results of which have been published in peer-reviewed publications and presented at leading radiology conferences.

MedicCO2LON

In addition to the computer aided detection software applications, Medicsight has developed an automated CO2 insufflation device called MedicCO2LON.

Each patient that has a CT colon scan requires their colon to be insufflated (distended) with either CO2 gas or room air administered prior to the acquisition of their CT colonography images.   MedicCO2LON is designed to provide good quality insufflation, which is essential for the acquisition of high quality images from the CT colonography examination. Without a good quality “insufflated image”, CT images are poor quality and difficult to review by clinicians.

Longer term projects

Some longer term colon related opportunities that we continue to research include:

•
Prone and supine registration technology – currently clinicians review two data sets for each patient. This registration project aims to “register” the two data sets, including polyps and regions of interest in to one patient data set – reducing clinical review time.

•
Optical endoscopy – we have a research subsidiary, MedicEndo Limited working with leading London academic and clinical centers, Medicsight is researching the use of CAD and other image analysis technologies in the field of optical endoscopy, with a view to these technologies combining information in real time (i.e. as a clinician examines a patient) from sources of patient data.

•	Other projects in early stages of R&D include prepless and reduced-prep CAD and flat lesion detection.

Intellectual Property

Medicsight continues to develop its intellectual property portfolio to protect the core technology in its CAD and other products.  During 2010 patents were granted in the UK and US covering aspects of Medicsight CAD algorithms (for both Colon and Lung) as well as image processing methods related to the identification of the boundary of lesions. Medicsight currently has 12 patents granted and 29 pending in various territories.

Regulatory approvals and submissions

US Food and Drug Administration clearance

In November 2008 Medicsight submitted the ColonCAD™ 510(k) application to the Food and Drug Administration (“FDA”) for clearance in the United States of America (“USA”).  In December 2008 we received an Additional Information (“AI”) letter from the FDA and submitted our response to the FDA’s enquires in March 2009.

During the summer of 2009 we had a number of informal meetings and discussions with the FDA as they performed their review of our 510(k) submission.

On January 5, 2010 we received our second AI letter from the FDA, in which the FDA requested further technical details regarding the clinical trials and data analyses undertaken in our 510(k) submission. After working closely with the clinical, statistical and legal advisors, the Company sent a comprehensive response to the FDA on June 2, 2010.

Following this response the FDA asked a series of informal questions including a request for additional statistical analysis on the submission data. The Company completed the analysis and responded to the FDA on March 7, 2011. In May 2011, we were informed that  the Medicsight ColonCAD™ API had received clearance from the FDA. The clearance enables Medicsight to implement its US sales and marketing strategy, a primary objective in the development of its the business.

Japanese Ministry of Health, Labour and Welfare

In November 2007 we submitted our MedicRead Colon application to the Ministry of Health, Labour and Welfare (“MHLW”) regulatory authorities in Japan.

 During 2009 and 2010 we attended a number of meetings with ministry officials, demonstrated the product, answered specific questions regarding the product application and formally responded to questions from the MHLW.  Following completion of the submission review and quality audit phases the authorities are performing the reliability audit phase of their review and have requested some additional data from the Company in order to complete their review.

In late July 2011, Medicsight was informed by the MHLW that several statistical data errors were encountered in their review of the application for approval of its MedicRead software for use in CT Colonography procedures.  Following informal guidance from MHLW, during August 2011, the Company decided to withdraw the current submission and is assessing the next course of action.  In the meantime, the Board of Directors of Medicsight decided to close the Tokyo office as part of an overall program of expense reduction and corporate simplification.

Other regulatory territories

In November 2009, we submitted MedicRead 3.0 (our visualization workstation which includes version 4.0 of the Medicsight ColonCAD API) to the Chinese State Food and Drug Administration (“SFDA”) for approval. On October 13, 2010 the application was approved.

On March 25, 2011 version 4.1 of the Medicsight ColonCAD API was CE marked in Europe, which certifies that the product has met European Union health, safety, and environmental standards. On the same day, the Company released the product to its partners for sale in Europe.

MedicCO2LON

In February 2010 our MedicCO2LON automated CO2 insufflation device was CE marked in Europe.

In partnership with our distribution partner MEDRAD Inc. in August 2010 we submitted MedicCO2LON to the Ministry of Health, Labour and Welfare (“MHLW”) regulatory authorities in Japan for approval. We are currently awaiting feedback.

We are currently preparing a submission to the Chinese State Food and Drug Administration (“SFDA”) for approval. In March 2011 we submitted MedicCO 2 LON to the Therapeutic Goods Administration (“TGA”) in Australia for approval and we are currently awaiting feedback.

Clinical Activity

Medicsight’s Clinical Development team continued their work supported by a network of global medical luminaries.

Scientific presentations of Medicsight’s CAD research were also made at the annual European Congress of Radiology (held in Vienna during March 2010), at the 20th Annual Meeting of the European Society of Gastrointestinal and Abdominal Radiology “ESGAR” (Dresden, Germany, June 2010) and the annual Radiological Society of North America “RSNA” conference (Chicago, USA, December 2010).

Medicsight continued to sponsor of a number of international CT colonography training workshops, including those delivered by leading US proponents of CT colonography, Professor Perry Pickhardt (University of Wisconsin Medical School) and Judy Yee, MD (Associate Professor and Vice Chair of Radiology at the University of California, San Francisco).  Medicsight again supported the bi-annual ESGAR CTC training workshops; held in Amsterdam (Netherlands) and Cascais (Portugal) during 2010.  These workshops train radiologists to interpret CTC images using the latest visualization and CAD technology and are fundamental to the increasing acceptance and implementation of CT colonography and CAD as a routine imaging examination for investigation of the colon.

Commercial progress

Medicsight’s primary route to market is via partnerships with global advance visualization companies, Picture Achieve Communication System (PACS) suppliers and other Own Equipment Manufacturers (“OEM”).

Medicsight currently has partnership agreements with Vital Images Inc., TeraRecon Inc., Viatronix Inc., Toshiba Medical Visualization Systems (previously Barco NV), Infinitt, Ziosoft Inc., Intrasense SAS and Alma IT Systems.

We continue to work closely with our existing partners in order to increase market awareness and drive additional demand for our CAD software. In addition we continue to seek new partners to bring the product to market.

In January 2010 we signed a global distribution agreement for MedicCO2LON with MEDRAD Inc.  The product was CE marked in February 2010 and launched in Europe in March 2010 at the European Congress of Radiology held in Vienna, and has subsequently generated sales.  We work closely with MEDRAD and look forward to additional sales once the product receives regulatory approval in other territories.

Revenue and Growth Strategy/Cost Cutting Measures

Revenues remain limited and have risen as a result of increased sales of the CAD and MedicCO2LON products— Medicsight recorded revenues of $540 in 2010 compared to $180 in 2009. Medicsight ended 2010 with net assets of $9,478 including $8,256 of cash and short term deposits. At December 31, 2010 all of our liquid assets were held as short term cash balances, mainly in sterling. Post year end, we continue to hold our surplus cash on short term deposit.

The Company anticipates European license sales will continue to increase marginally and MedicCO2LON sales will be higher in 2011 in line with our commercial agreements.

As cost cutting measures, Medicsight management, in addition to closing the Tokyo office described above, has decided to close several other subsidiaries in Australia, China and the UAE citing the unjustifiably high legal, regulatory and accounting costs of maintaining such entities. However, in order to better exploit the recent U.S. Food and Drug Administration’s approval of ColonCAD, the Company has opened a U.S. subsidiary (Medicsight, Inc.) in New York.

Competition

The Company’s competitors can be divided into two categories: (a) multidetector computed tomography (“MDCT”) scanner manufacturers such as GE, Hitachi, Philips, Siemens and Toshiba; and (b) independent CAD software providers.

A number of MDCT manufacturers offer CAD solutions that are available in European markets, however currently the only FDA approved CAD solutions are Siemens Lung CAD and iCAD’s VeraLook.

In the CAD vendor market, there are a number of small, independent software providers, which include:

•	im3D (Italy) — have developed a Colon CAD product that is CE marked but not FDA cleared;

•	Median Technologies (France) — have developed a Colon CAD product and a Lung CAD (CAD-lung) — both have been CE marked but do not have FDA clearance;

•	Mevis Medical Solutions AG (Germany) — have a Lung CAD product that is FDA approved; and

•	iCAD Inc. (USA) — have developed a Colon CAD product which is CE marked and FDA approved; and

•	Cadens Imaging (Canada) — have also developed a Colon CAD product which is CE marked and has been submitted to the FDA for approval.

Patents and Trademarks

Protection of our proprietary technology and our rights over that technology, from copy or unchallenged and improper use, is essential to our future success. Any challenges to, or disputes concerning, our core technology may result in great expense to us, delays in bringing products to market and disruption of our focus on our core activities. They may also result in loss of rights over our technology or the right to operate in particular markets due to adverse legal decisions against us.

Medicsight has filed patent applications in the United Kingdom, the United States, the European Patent Office, Japan, South Korea, Australia, Canada, and under the International Patent Cooperation Treaty (which currently has 128 member countries) covering our core technologies and their applications.  We have recently filed new patent applications covering technology of both Medicsight CAD and intend to continue filing new applications in the future.  Two patents have been granted in the US covering aspects of Medicsight CAD technology.  Although prior art searches have been carried out, we cannot provide assurance that any or all of the pending patents will be granted or that they will not be challenged, or that rights granted to us will actually provide us with advantage over our competitors. Medicsight actively reviews third party patents and is not currently aware of any that our products will infringe.

“Medicsight” ® , “Medicsight Colon Screen” ® , “Medicsight Lung Screen” ® , “Medicsight Colon CAR” ® , “Medicsight Lung CAR” ® , “Medicsight Computer Assisted Reader” ® , “Medicsight See More, Save More” ®  and “Lung CAR” ®  have been registered as trademarks in the United Kingdom.  “Medicsight” ®   has also been registered in the United States, the European Union, Australia, China and a number of other countries.  “MedicRead” ®  has been registered as a trademark in the European Union.  These trademarks are important to the corporate identity in connection with Medicsight CAD.

Failure to register appropriate patents, copyrights or trademarks in any jurisdiction may impede our ability to create brand awareness in our products, result in expenses in pursuing our rights with respect to our intellectual property, or result in lost revenues due to intellectual property disputes. Where we may be required to purchase licenses from sellers with prior rights in any country, we cannot assure you that we will be able to do so at a commercially acceptable cost.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of November 9, 2011:

•	each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock;

•	each person serving as a director, a nominee for director, or executive officer of the Company; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In general, a person who has voting power and/or investment power with respect to securities is treated as a beneficial owner of those securities. For purposes of this table, shares subject to outstanding warrants and options exercisable within 60 days of the date of this Annual Report are considered as beneficially owned by the person holding such securities. To our knowledge, except as set forth in this table, the persons named in this table have sole voting and investment power with respect to the shares shown.

Percentage beneficially owned is based upon 39,550,590 shares of common stock issued and outstanding as of November 9, 2011.

	Number of Shares		Percentage of Common
Name and address of Beneficial Owner	Beneficially Owned		Equity Beneficially Owned

5% Beneficial Owners

Directors and Officers
Robert Ladd	8,484,012	(1)	21.7%
Neal Wyman	100,000	**	—	*
Peter Venton (2)	116,666	**	*
Richard Taney	100,000	**	—	*
Richard W. Cohen	100,000	**	—	*
Robert Traversa	100,000		—	*
Tim Paterson-Brown (3)	2,000,000		5.1%
Allan Rowley (4)	—		—
Troy Robinson (5)	—		—

Total Current Officers and Directors as a Group (5 persons)	8,884,012		22.5%

* Less than 1%.
** On March 7, 2011, the Board approved the issuance of 100,000 restricted shares of common stock, vesting one-third each six months from date of issue, to each of Messrs. Traversa, Wyman, Venton, Taney, and Cohen. The unvested shares are subject to forfeiture if the applicable director is not a director of the Company at the time the restricted shares are to vest.

Addresses for the above directors and officers are care of the Company at 26/28 Hammersmith Grove, London W6 7BA, United Kingdom.

(1)
Mr. Ladd owns 500,000 shares of Common Stock directly.  Mr. Ladd may also be deemed to be the beneficial owner of an additional 7,984,012 shares of Common Stock held by Laddcap Value Partners L.P., a Delaware limited partnership (the “Partnership”), by virtue of his ability to vote or control the vote or dispose or control the disposition of the shares of Common Stock held by the Partnership through his position as managing member of Laddcap Value Associates, LLC and Laddcap Value Advisors, LLC, each a Delaware limited liability company that serves as the general partner and investment advisor of the Partnership, respectively.

(2)	Mr. Venton resigned on August 16, 2011. Upon his resignation, the Board modified the terms of his restricted stock to allow it to continue to vest.

(3)	Mr. Paterson-Brown resigned on December 13, 2010.

(4)	Mr. Rowley resigned on February 7, 2011.

(5)	Mr. Robinson resigned on March 8, 2011.

CERTAIN MARKET INFORMATION

The Company’s common stock is traded on the NYSE Amex stock exchange (www.nyse.com) under the symbol “MGT.BC”.  The following table sets forth the range of high and low sales prices per share of our common stock for the first three quarterly periods of 2011 and for each quarterly period during 2010 and 2009.

	High	Low

2011
Third Quarter*	$0.18	$0.055
Second Quarter	0.31	0.18
First Quarter	0.44	0.25

2010
Fourth Quarter	0.29	0.20
Third Quarter	0.33	0.15
Second Quarter	0.44	0.21
First Quarter	0.37	0.23

2009
Fourth Quarter	0.54	0.30
Third Quarter	0.76	0.27
Second Quarter	0.52	0.28
First Quarter	1.11	0.20

*On November 9, 2011 the Company’s common stock closed on the NYSE AMEX US stock exchange at $.054 per share.

As of November 9, 2011 there were 705 holders of record of the Company’s common stock.

Dividends

The Company has never declared or paid cash dividends on its common stock.  The Company currently intends to retain earnings, if any, to support its growth strategy and does not anticipate paying cash dividends in the foreseeable future.  Payment of future dividends, if any, will be at the discretion of the Company’s Board of Directors after taking into account various factors, including the Company’s financial condition, operating results, current and anticipated cash needs and plans for expansion.

MATERIAL CHANGES.

N/A

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Prospectus the information that we file with the SEC.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is deemed to be part of this Prospectus.  We incorporate by reference the documents set forth below, which we already have filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on April 15, 2011;

•
Our Quarterly Reports on Form 10-Q for the quarters ended, March 31, 2011, June 30, 2011 and September 30, 2011 filed with the SEC on, respectively, May 13, 2011, August 15, 2011 and November 10, 2011; and

•
Our Current Reports on Form 8-K filed with the SEC on February 4, 2011, February 11, 2011, February 24, 2011, March 11, 2011, April 5, 2011, May 19, 2011, May 26, 2011, June 14, 2011, July 11, 2011, July 27, 2011, August 22, 2011, August 29, 2011, September 16, 2011 and October 4, 2011 (in each case only to the extent filed and not furnished).

You may obtain a copy of any or all of the reports or documents that have been incorporated by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) in the “SEC Filings” section of our website at http://www.mgtci.com/sec.cfm.  (However, any other information contained on our website is not incorporated into this Prospectus.)  We will also provide, upon written or oral request, to each person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) at no cost.  Requests can be made at the address or phone number indicated below:

MGT Capital Investments, Inc.
26/28 Hammersmith Grove, London W6 7BA
United Kingdom
telephone 011-44-207-605-1151
facsimile 011-44-207-605-1171
Attention: Secretary

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES

Section 145 of the Delaware General Corporation Law authorizes us to indemnify any director or officer under prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being one of our directors or officers if it is determined that the person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted to directors, officers and controlling persons of MGT pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, as amended, we are filing with the SEC a registration statement on Form S-1, of which this Prospectus is a part, covering the securities being offered in this offering. As permitted by rules and regulations of the SEC, this Prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10am and 3pm, and on the SEC Internet site at http:\\www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

You should rely only on the information contained in this Prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This Prospectus does not constitute an offer to sell nor an offer to buy the securities referred to in this Prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this Prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this Prospectus.

31,640,472
Shares
of
Common Stock

PROSPECTUS

_________, 2011

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Securities and Exchange Commission registration fee	$90.65
Printing costs (*)	4,000
Legal and accounting fees and expenses (*)	40,000
Listing and transfer agent fees (*)	45,000

Miscellaneous (*)	1,000
Total (*)	$90,090.65

(*) Estimated.

Item 14. Indemnification of Directors and Officers

Article NINTH of our Certificate of Incorporation states: To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, having the effect of amending or repealing any of the provisions of this ARTICLE NINTH shall apply to, or have any effect on the liability or alleged liability of, any director of the Corporation for or with respect to any acts or omissions of such director occurring  prior to such amendment or repeal, unless such amendment shall have the effect of further limiting or elimination such liability.

Article IX of our By-Laws provides in pertinent part that the Company shall to the fullest extent permitted by applicable law as then in effect indemnify any person who was or is involved in any manner in any legal proceeding by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such legal proceeding.

Section 145 of the Delaware General Corporation Law authorizes us to indemnify any director or officer under prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being one of our directors or officers if it is determined that the person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of MGT pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

N/A

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits:

The Exhibit Index beginning on page 44 of this Registration Statement is hereby incorporated by reference.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any Prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in this Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low end or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities to be offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which shall remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B (Section 230.430B of this chapter):

(A)
Each Prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed Prospectus was deemed part of and included in the registration statement; and

(B)
Each Prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of Prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in this Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that Prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)
If the registrant is subject to Rule 430C, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in New York, New York and London, United Kingdom on November 10, 2011.

MGT Capital Investments, Inc.
A Delaware corporation, Registrant

By:	/s/ Robert Ladd
Robert Ladd
Interim Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Robert Traversa
Robert Traversa
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Ladd	Interim Chief Executive Officer and Director	November 10, 2011
Robert Ladd	(Principal Executive Officer)

/s/ Robert Traversa	Chief Financial Officer	November 10, 2011
Robert Traversa	(Principal Financial Officer and Principal Accounting Officer)

/s/ Richard Taney	Chairman and Director	November 10, 2011
Richard Taney

/s/ Neal Wyman	Director	November 10, 2011
Neal Wyman

/s/ Richard Cohen	Director	November 10, 2011
Richard Cohen

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Articles of Merger of Medicsight, Inc., a Utah corporation (1)

2.2	Certificate of Merger of Medicsight, Inc., a Delaware corporation (1)

2.3	Offering Document to acquire shares of Radical Technology plc. (2)

3.1	Certificate of Incorporation of Medicsight, Inc. and amendments thereto (1)

3.2	By-Laws of Medicsight, Inc. (1)

4.1	Loan Note issued by HTTP Insights, Ltd. To Nightingale Technologies Ltd. (5)

4.2	Form of Subscription Rights Certificate*

4.3	Form of Instructions for Use of MGT Capital, Inc.’s subscription Rights Certificates*

4.4	Form of Letter to Stockholders who are Record Holders*

4.5	Form of Letter to Nominee Holders Whose Clients are Beneficial Holders*

4.6	Form of Letter to Clients of Nominee Holders*

4.7	Form of Nominee Holder Certification*

4.8	Form of Beneficial Owner Election*

4.9	Form of Notice of Guaranteed Delivery*

5.1	Opinion of Gersten Savage LLP*

10.1	Share Sale Agreement between Nightingale Technologies Limited and Medicsight, Inc. (3)

10.2	Letter Agreement between Asia IT Capital Investments, Ltd. and Medicsight, Inc. (4)

10.2	Letter Agreement between Asia IT Capital Investments, Ltd. and Medicsight plc (5)

10.3	Securities Purchase Agreement with XShares Group, Inc. (6)

10.4	Second Amended and Restated Certificate of Incorporation of XShares Group, Inc. (6)

10.5	Convertible Promissory Note between XShares Group, Inc. and MGT Capital Investments, Inc. (6)

10.6	First Amendment to Securities Purchase Agreement with XShares Group, Inc. (7)

10.7	Second Amendment to Securities Purchase Agreement with XShares Group, Inc. (7)

10.8	Convertible Promissory Note between XShares Group, Inc. and MGT Capital Investments, Inc. dated August 10, 2009. (7)

10.9	Subscription agreement between Moneygate Group Limited and MGT Capital Investments Limited (8)

10.10	Working capital facility agreement between MGT Capital Investments Limited and Moneygate Group Limited (8)

10.11	Facility agreement between MGT Capital Investments Limited and Moneygate Group Limited (8)

10.12	Agreement for the Purchase of Assets dated March 31, 2010 between MGT Capital Investments, Inc. and MGT Investments Limited and Rivera Capital Management Limited (9).

10.13	Amended and Restated Securities Purchase Agreement dated December 9, 2010 between MGT Capital Investments, Inc. and Laddcap Value Partners, LP (9).

10.14	Registration Rights Agreement dated December 9, 2010 between MGT Capital Investments, Inc. and Laddcap Value Partners, LP (10).

10.15	Sale and Purchase Agreement dated January 31, 2011 between MGT Investments Limited and Committed Capital Nominees Limited (10).

10.16	Form of Revolving Line of Credit and Security Agreement dated April , 2011 between MGT Capital Investments, Inc. and Laddcap Value Partners, LP (11).

10.17	Form of Revolving Credit Note dated April , 2011 for the benefit of Laddcap Value Partners, LP. (11).

21.1	Subsidiaries (12)

23.1	Consent of EisnerAmper LLP*

23.2	Consent of Amper, Politziner & Mattia, LLP*

23.3	Consent of Gersten Savage LLP (See Exhibit 5.1)*

*Denotes exhibits filed herewith.

(1)	Denotes previously filed exhibits: filed on January 19, 2007 with MGT Capital Investments Inc.’s Form 8-K.

(2)	Denotes previously filed exhibits: filed on May 23, 2000 with MGT Capital Investments Inc.’s Form 8-K.

(3)	Denotes previously filed exhibit: filed on March 7, 2001 with MGT Capital Investments Inc.’s Form 8-K.

(4)	Denotes previously filed exhibit: filed on December 26, 2001 with MGT Capital Investments Inc.’s Registration Statement on Form SB-2.

(5)	Denotes previously filed exhibit: filed on April 19, 2002 with MGT Capital Investment Inc.’s Annual Report on Form 10-KSB.

(6)	Denotes previously filed exhibit: filed on May 15, 2009 with MGT Capital Investment Inc.’s Quarterly Report on Form 10-Q.

(7)	Denotes previously filed exhibit: filed on August 14, 2009 with MGT Capital Investment Inc.’s Quarterly Report on Form 10-Q.

(8)	Denotes previously filed exhibit: filed on November 12, 2009 with MGT Capital Investment Inc.’s Quarterly Report on Form 10-Q.

(9)	Denotes previously filed exhibits: filed on January 6, 2010 with MGT Capital Investments Inc,’s Form 8-K.

(10)	Denotes previously filed exhibits: filed on February 10, 2010 with MGT Capital Investments Inc.’s Form 8-K.

(11)	Denotes previously filed exhibits; filed on April 15, 2011 with MGT Capital Investments Inc.’s Annual Report on Form 10-K.

(12)	Denotes previously filed exhibits; filed on April 15, 2011 with MGT Capital Investments Inc.’s Annual Report on Form 10-K.